UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                FEBRUARY 14, 2006


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)

              0-13368                                    37-1103704
      (Commission File Number)                (IRS Employer Identification No.)


                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (Address Including Zip Code of Principal Executive Offices)

                                 (217) 234-7454
              (Registrant's Telephone Number, including Area Code)










Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written  communications  pursuant to Rule 425 under the  Securities Act
     (17CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
      240.14a-12)

[   ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
      Exchange Act (17CFR 240.14d-2(b))

[   ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
      Exchange Act (17CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

First Mid-Illinois Bancshares, Inc. ("Registrant") announced that it entered into an agreement and plan of merger, dated as of February 14, 2006 (the "Merger Agreement"), with Mansfield Bancorp, Inc. ("Mansfield"), pursuant to which a wholly owned subsidiary of Registrant ("Merger Co.") will merge with and into Mansfield (the "Merger"), with Mansfield continuing as the surviving corporation.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $100 per share, of Mansfield (each, a "Share"), other than any Shares owned by the Company or any subsidiary thereof (other than in a fiduciary capacity) and any Shares with respect to which appraisal rights have been perfected under the Delaware General Corporation Law, will be canceled and converted automatically into the right to receive $16,096.58 in cash, without interest. If there are no dissenters, the aggregate consideration is expected to be $24,000,000.

The Merger is conditioned, among other things, on the approval of the Merger Agreement by the stockholders of Mansfield and the approval of each of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act and the Illinois Department of Financial and Professional Regulation under the Illinois Banking Act.

Registrant and Mansfield have made customary representations, warranties and covenants in the Merger Agreement, including Mansfield making covenants not to solicit inquiries or proposals or enter into any agreement or initiate or participate in any negotiations or discussions with any person or entity concerning an acquisition proposal with respect to Mansfield or its wholly owned subsidiary, Peoples State Bank of Mansfield ("Peoples"). Officers and directors of Mansfield and Peoples who own more than 50% of the outstanding common stock of Mansfield have agreed, in their capacity as stockholders, to vote their shares in favor of the Merger.

The Merger Agreement contains certain termination rights for both Registrant and Mansfield, and provides that, upon termination of the Merger Agreement under certain circumstances, Mansfield may be obligated to pay Registrant a termination fee of $1 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2 hereto, and is incorporated herein by reference.



Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

     Exhibit 2  - Agreement and Plan of Merger dated as of February 14, 2006 by and among First Mid-Illinois Bancshares, Inc, First Mid Merger Company and Mansfield Bancorp, Inc.

     Exhibit 99 - News Release, dated February 14, 2006

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.





                                           FIRST MID-ILLINOIS BANCSHARES, INC.



Date:  February 14, 2006                   /s/ William S. Rowland

                                           William S. Rowland
                                           Chairman and Chief Executive Officer

                                INDEX TO EXHIBITS



Exhibit
Number            Description
--------------------------------------------------------------------------------
2                 Agreement and Plan of Merger by and among First Mid-Illinois
                  Bancshares, Inc, First Mid Merger Company and Mansfield
                  Bancorp, Inc. dated February 14, 2006

99                News Release dated February 14, 2006

                                                                       Exhibit 2

                                                                     As Executed
                                                                         2/14/06








                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                      FIRST MID-ILLINOIS BANCSHARES, INC.,


                            FIRST MID MERGER COMPANY

                                       AND

                             MANSFIELD BANCORP, INC.





                             Dated February 14, 2006

                                TABLE OF CONTENTS

ARTICLE I     THE MERGER.......................................................1

 1.1      The Merger...........................................................1

 1.2      Effective Time.......................................................1

 1.3      Effect of the Merger.................................................1

 1.4      Conversion of Company Common Stock...................................2

 1.5      Cancellation of Treasury Shares......................................2

 1.6      Appraisal Rights.....................................................2

 1.7      Closing..............................................................2

ARTICLE II    EXCHANGE OF CERTIFICATES FOR CASH IN MERGER......................3

 2.1      Conversion Fund......................................................3

 2.2      Transmittal Letter...................................................3

 2.3      Payment..............................................................3

 2.4      No Further Transfers.................................................3

 2.5      Unclaimed Funds......................................................3

 2.6      Lost, Stolen or Destroyed Certificates...............................3

ARTICLE III   REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY............4

 3.1      Organization.........................................................4

 3.2      Organizational Documents; Minutes and Stock Records..................4

 3.3      Capitalization.......................................................5

 3.4      Authorization; No Violation..........................................5

 3.5      Consents and Approvals...............................................5

 3.6      Company Financial Statements.........................................5

 3.7      No Undisclosed Liabilities...........................................6

 3.8      Loans; Loan Loss Reserves............................................6

 3.9      Properties and Assets................................................7

 3.10     Material Contracts...................................................7

 3.11     No Defaults..........................................................9

 3.12     Conflict of Interest Transactions....................................9

 3.13     Investments..........................................................9

 3.14     Compliance with Laws; Legal Proceedings.............................10

 3.15     Insurance...........................................................10

 3.16     Taxes...............................................................11

 3.17     Environmental Laws and Regulations..................................11

 3.18     Community Reinvestment Act Compliance...............................12

 3.19     Company Regulatory Reports..........................................13

 3.20     Employee Benefit Plans..............................................13

 3.21     Technology and Intellectual Property................................15

 3.22     No Adverse Change...................................................15

 3.23     Conduct of Business in Normal Course................................16

 3.24     Change in Business Relationships....................................16

 3.25     Brokers' and Finders' Fees..........................................16

 3.26     Section 280G Payments...............................................16

 3.27     No Omissions........................................................16

ARTICLE IV    REPRESENTATIONS AND WARRANTIES CONCERNING FIRST MID.............16

 4.1      Organization........................................................16

 4.2      Authorization; No Violation.........................................17

 4.3      Consents and Approvals..............................................17

 4.4      Funds Available.....................................................17

 4.5      Compliance with Laws................................................17

 4.6      Community Reinvestment Act Compliance...............................17

 4.7      Brokers' and Finders' Fees..........................................18

 4.8      Not Misleading......................................................18

ARTICLE V     AGREEMENTS AND COVENANTS........................................18

 5.1      Conduct of Business by Company......................................18

 5.2      Access to Information; Confidentiality..............................19

 5.3      Meeting of Stockholders of  the Company.............................20

 5.4      Approval by First Mid...............................................20

 5.5      Regulatory Filings..................................................20

 5.6      Reasonable and Diligent Efforts.....................................20

 5.7      Publicity...........................................................20

 5.8      No Conduct Inconsistent with this Agreement.........................21

 5.9      Loan Charge-Off; Pre-Closing Loan and Accounting Review.............22

 5.10     Board of Directors' Notices and Minutes.............................22

 5.11     Untrue Representations and Warranties...............................22

 5.12     Director and Officer Liability Coverage.............................22

 5.13     Interim Financial Statements; Reports...............................23

 5.14     Dissent Process.....................................................23

 5.15     List of Stockholders................................................23

 5.16     Exchange Agent Documents............................................23

ARTICLE VI    EMPLOYEE BENEFIT MATTERS........................................23

 6.1      Resolution of Company Benefit Plans.................................23

 6.2      Employment Levels...................................................24

 6.3      No Rights or Remedies...............................................25

 6.4      401(k) Plan.........................................................25

ARTICLE VII   CONDITIONS PRECEDENT TO OBLIGATIONS OF FIRST MID................26

 7.1      Representations and Warranties; Performance of Agreements...........26

 7.2      Closing Certificate.................................................26

 7.3      Regulatory and Other Approvals......................................26

 7.4      Approval of Merger and Delivery of Agreement........................26

 7.5      No Litigation.......................................................26

 7.6      Environmental Surveys...............................................26

 7.7      Opinion of Counsel..................................................27

 7.8      No Adverse Changes..................................................27

 7.9      Voting Agreements...................................................27

 7.10     Termination of Tax Sharing Agreements...............................27

 7.11     Consents............................................................27

 7.12     Minimum Net Worth...................................................27

 7.13     Employment Agreements...............................................27

 7.14     Resignations........................................................27

 7.15     Title Policies......................................................27

 7.16     Other Documents.....................................................28

ARTICLE VIII  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..............28

 8.1      Representations and Warranties; Performance of Agreements...........28

 8.2      Closing Certificates................................................28

 8.3      Regulatory and Other Approvals......................................28

 8.4      Approval of Merger and Delivery of Agreement........................28

 8.5      No Litigation.......................................................28

 8.6      Opinion of Counsel..................................................29

 8.7      Other Documents.....................................................29

ARTICLE IX    NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.......29

 9.1      Non-Survival........................................................29

ARTICLE X     GENERAL.........................................................29

 10.1     Expenses............................................................29

 10.2     Termination.........................................................30

 10.3     Confidential Information............................................31

 10.4     Tax Treatment.......................................................31

 10.5     Non-Assignment......................................................31

 10.6     Notices.............................................................31

 10.7     Counterparts........................................................32

 10.8     Knowledge...........................................................32

 10.9     Interpretation......................................................32

 10.10    Entire Agreement....................................................33

 10.11    Governing Law.......................................................33

 10.12    Severability........................................................33

                                  DEFINED TERMS


401(k) Plan...................................................................24
Acquisition Proposal..........................................................21
Agreement......................................................................1
Bank...........................................................................4
BHCA...........................................................................4
Cash Consideration.............................................................2
CERCLA........................................................................12
Certificate of Merger..........................................................1
Closing........................................................................2
Closing Date...................................................................2
Company Benefit Plans.........................................................13
Company Board..................................................................5
Company Common Stock...........................................................2
Company Employees.............................................................24
Company Financial Statements...................................................6
Company Intellectual Property.................................................15
Company Investment Securities..................................................9
Company IT Assets.............................................................15
Company Material Contracts.....................................................7
Company Regulatory Reports....................................................13
Company Stock Certificates.....................................................3
Company Tax Agreements........................................................11
Confidentiality Agreement.....................................................20
Conversion Fund................................................................3
CRA...........................................................................13
Determination Letter..........................................................25
DGCL...........................................................................1
Dissenting Shares..............................................................2
Effective Time.................................................................1
Encumbrances...................................................................7

Environmental Laws............................................................12
ERISA.........................................................................13
ERISA Affiliate...............................................................13
ERISA Plans...................................................................13
Exchange Agent.................................................................3
FDIC...........................................................................6
Federal Reserve................................................................5
Federal Reserve Application....................................................5
First Mid......................................................................1
First Mid 401(k) Plan.........................................................25
First Mid Bank................................................................18
First Mid Benefit Plans.......................................................24
First Mid Board...............................................................17
GAAP...........................................................................4
Governmental Authority.........................................................5
Hazardous Substance...........................................................13
IDFPR..........................................................................5
IDFPR Application..............................................................5
IRS...........................................................................14
knowledge.....................................................................32
Licenses......................................................................10
Loans..........................................................................6
Material Adverse Effect........................................................4
Merger.........................................................................1
Office of the Comptroller of the Currency.....................................18
Ordinary Course of Business....................................................6
Parties........................................................................1
Permitted Encumbrances.........................................................7
Proxy Statement...............................................................20
Stockholders Meeting..........................................................20
Superior Acquisition Proposal.................................................21
Surviving Corporation..........................................................1
Tax Return....................................................................11
Taxes.........................................................................11

                              DISCLOSURE SCHEDULES


Company Authorization; No Violation..........................................3.4
Company Required Consents....................................................3.5
Company Financial
Statements...................................................................3.6
Schedule of Company Real Property.........................................3.9(a)
Schedule of Company Tangible Personal Property............................3.9(b)
Schedule of Company Material Contracts......................................3.10
Company Schedule of Interested Transactions.................................3.12
Schedule of Company Investment Securities................................3.13(a)
Company Schedule of Restricted Investment Securities.....................3.13(b)
Company Schedule of Disposed Investment Securities.......................3.13(c)
Company Legal Proceedings................................................3.14(c)
Company Schedule of Insurance...............................................3.15
Company Tax Agreements...................................................3.16(b)
Company Environmental Matters...............................................3.17
Schedule of Company Intellectual Property...................................3.21
Company Brokers' and Finders' Fees..........................................3.25
First Mid Authorization; No Violation........................................4.2
First Mid Required Consents..................................................4.3


                                    EXHIBITS

Exhibit A.....................................Form of Opinion of Company Counsel
Exhibit B.......................................Form of Company Voting Agreement
Exhibit C...........................................Form of Employment Agreement
Exhibit D...................................Form of Opinion of First Mid Counsel

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is entered into as of the 14th day of February, 2006, by and among First Mid-Illinois Bancshares, Inc., a Delaware corporation ("First Mid"), First Mid Merger Company, a Delaware corporation and a wholly-owned subsidiary of First Mid ("Merger Co."), and Mansfield Bancorp, Inc., a Delaware corporation (the "Company"). First Mid, Merger Co. and the Company are referred to collectively in this Agreement as the "Parties."


                                    RECITALS

     WHEREAS, the boards of directors of each of the Parties have approved and declared it advisable and in the best interests of the Parties and their respective stockholders to effect a transaction, whereby Merger Co. will merge with and into the Company, in the manner and on the terms and subject to the conditions set forth in Article I below (the "Merger"), as a result of which Merger Co. will merge out of existence and the Company will become a wholly owned subsidiary of First Mid;

     NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1 The Merger. At the Effective Time, as defined in Section 1.2, in accordance with this Agreement and the Delaware General Corporation Law, as amended (the "DGCL"), Merger Co. shall be merged with and into the Company, and the Company shall continue as the corporation surviving the Merger (sometimes referred to herein as the "Surviving Corporation").

     1.2 Effective Time. As of the Closing, as defined in Section 1.7, with respect to the Merger, the Parties will cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Delaware Secretary of State as provided in the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger on the Closing Date, as defined in Section 1.7, with the Secretary of State of Delaware or at such time thereafter as is agreed among the Parties, in writing, and specified in the Certificate of Merger (the "Effective Time").

     1.3 Effect of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 259(a) of the DGCL. The Certificate of Incorporation and By-Laws of Merger Co., as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation and By-Laws of the Surviving Corporation, except that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended immediately after the Effective Time to change the name of the Surviving Corporation to "Mansfield Bancorp, Inc.," and Article I of the By-Laws of the Surviving Corporation shall be amended immediately after the Effective Time to the same effect. Each share of Merger Co. Common Stock issued and outstanding or held as treasury stock immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of Common Stock, $1.00 par value, of the Surviving Corporation. The directors and officers of the Surviving Corporation shall be the directors and officers of Merger Co. serving immediately prior to the Effective Time, who shall continue in office for the terms provided in the By-Laws of the Surviving Corporation and until their successors are duly elected or appointed and qualified.

     1.4 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the stockholders of the Company, each share of common stock of the Company, $100 per share par value (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to Section 1.5 and Dissenting Shares to the extent provided in Section 1.6), shall be converted into the right to receive $16,096.58 in cash (the "Per Share Merger Consideration"). At the Effective Time, each share of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such share (other than shares canceled pursuant to Section 1.5 and Dissenting Shares) shall thereafter represent only the right to receive, upon surrender of such certificate in accordance with Section 2.1, the Per Share Merger Consideration. The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto except as otherwise provided in this Agreement or by law.

     1.5 Cancellation of Treasury Shares. At the Effective Time, each share of Company Common Stock held as treasury stock or otherwise held by the Company or any subsidiary of the Company (other than in a fiduciary capacity), if any, immediately prior to the Effective Time shall automatically be canceled and retired and cease to exist, and no Per Share Merger Consideration shall be exchanged therefor.

     1.6 Appraisal Rights. Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders (a) who shall not have voted in favor of adoption of this Agreement and (b) who shall be entitled to and shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares"), shall not be converted into or represent the right to receive the Per Share Merger Consideration in exchange for each such share unless such stockholders fail to perfect, withdraw or otherwise lose their right to appraisal. Such stockholders shall be entitled to receive a cash payment of the appraised value of such Dissenting Shares in accordance with the provisions of the DGCL. If, after the Effective Time, any such stockholder fails to perfect, withdraws or loses his or her right to appraisal, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Per Share Merger Consideration in exchange for each such share without interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Dissenting Shares in the manner set forth in Article II.

     1.7 Closing. The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held on or as of the first business day of the calendar month following the month in which all of the conditions set forth in Articles VII and VIII of this Agreement have been satisfied, or on such other date as the Parties may mutually agree (the "Closing Date"). In the event of the filing of any motion for rehearing or any appeal from the decision of any regulatory authority approving the transactions contemplated in this Agreement or any legal proceedings of the type contemplated by Sections 7.5 or 8.5, First Mid or the Company may postpone the Closing by written notice to the other Party until such approvals have been obtained or such motion, appeal or litigation has been resolved, but in no event shall such Closing be postponed beyond the close of business on June 30, 2006 (except as may be extended pursuant to Section 10.2(a)(ii)) without the consent of the boards of directors of First Mid and the Company. The Closing shall take place at 10:00 a.m., local time, on the Closing Date at the offices of Schiff Hardin LLP, 6600 Sears Tower, Chicago, Illinois, or at such other place and time upon which the Parties may agree.

                                   ARTICLE II
                   EXCHANGE OF CERTIFICATES FOR CASH IN MERGER

     2.1 Conversion Fund. At or prior to the Effective Time, First Mid shall make available to Computershare Investor Services (the "Exchange Agent"), for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article II, sufficient cash for payment of the Per Share Merger Consideration pursuant to Section 1.4. Such cash is referred to in this Article II and in Section 4.4 as the "Conversion Fund." First Mid shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.

     2.2 Transmittal Letter. Within ten (10) business days after the Closing Date, First Mid shall cause the Exchange Agent to mail to each holder of record of one or more shares of Company Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to certificates for shares of Company Common Stock ("Company Stock Certificates") shall pass, only upon delivery of the Company Stock Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Company Stock Certificates pursuant to this Agreement.

     2.3 Payment. Upon proper surrender of a Company Stock Certificate for exchange to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the Per Share Merger Consideration deliverable in respect of each of the shares of Company Common Stock represented by such Company Stock Certificate, and such Company Stock Certificate shall forthwith be canceled. No interest will be paid or accrued on any Per Share Merger Consideration deliverable upon surrender of a Company Stock Certificate.

     2.4 No Further Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time.

     2.5 Unclaimed Funds. Any portion of the Conversion Fund that remains unclaimed by the stockholders of the Company for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation, or its successors in interest. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation, or its successor in interest, for the payment of the Per Share Merger Consideration deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement. Notwithstanding the foregoing, none of First Mid, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

     2.6 Lost, Stolen or Destroyed Certificates. In the event any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate, and in accordance with Article II, the Per Share Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

     The Company hereby represents and warrants to First Mid as follows:

     3.1 Organization.

     (a) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly qualified and in good standing as a foreign corporation in the State of Illinois and in each other jurisdiction where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" shall mean, with respect to the Company or First Mid, as the case may be, a material adverse effect on (i) the business, assets, properties, results of operations or financial condition or prospects of a Party and its subsidiaries, taken as a whole or (ii) the ability of a Party to consummate the Merger; provided, however, that a Material Adverse Effect shall not be deemed to result from: (1) changes in banking or similar laws of general applicability or interpretations thereof by Governmental Authorities (as defined in Section 3.5), or other changes affecting depository institutions (including banks and their holding companies) generally, including changes in general economic conditions and changes in prevailing interest and deposit rates; (2) changes in generally accepted accounting principles ("GAAP") or regulatory accounting requirements applicable to banks and their holding companies, as such would apply to the financial statements of a Party on a consolidated basis; (3) changes resulting from transaction expenses (such as legal, accounting, investment banker or other professional fees) incurred in connection with this Agreement and the Merger, including the costs of litigation defending any of the transactions contemplated by this Agreement; and (4) actions or omissions taken by a Party as required hereunder.

     (b) Other than Peoples State Bank of Mansfield (the "Bank"), the Company does not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any corporation, association, partnership, limited liability company or other entity.

     (c) The Bank is an Illinois state bank, duly chartered and organized, validly existing and currently authorized to transact the business of banking under the laws of the state of Illinois, is a member bank of the Federal Reserve System, and has the requisite power and authority to own its properties and to carry on its business as presently conducted.

     3.2 Organizational Documents; Minutes and Stock Records. The Company has furnished to First Mid copies of the certificate of incorporation and by-laws of the Company and the charter and by-laws of the Bank, in each case as amended to the date hereof, together with such other documents as requested by First Mid relating to the authority of the Company or the Bank to conduct their respective businesses. All such documents are complete and correct. The stock registers and minute books of the Company and the Bank are each complete, correct and accurately reflect, in each case in all material respects, all meetings, consents, and other actions of the organizers, incorporators, stockholders, board of directors, and committees of the board of directors of the Company and the Bank, respectively, and all transactions in such entity's capital stock occurring since the initial organization of the Company and the Bank, respectively.

     3.3 Capitalization.

     (a) The Company. The authorized capital stock of the Company consists of 4,000 shares of common stock, $100 par value per share, of which 1,491 shares are issued and outstanding and 509 shares are held in treasury. The issued and outstanding shares of Company Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. The Company Common Stock is subject to no preferences, qualifications, limitations, restrictions or special or relative rights under the Company's certificate of incorporation. There are no options, warrants, agreements, contracts, or other rights in existence to purchase or acquire from the Company any shares of capital stock of the Company, whether now or hereafter authorized or issued.

     (b) The Bank. The authorized capital stock of the Bank consists of 2,000 shares of capital stock, $100 par value per share, all of which are issued and outstanding. The issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and nonassessable (except as provided in the Illinois Banking Act) and owned by the Company. There are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Bank any shares of capital stock of the Bank, whether now or hereafter authorized or issued.

     3.4 Authorization; No Violation. The execution and delivery of this Agreement and the performance of the Company's obligations hereunder have been duly authorized by the Board of Directors of the Company (the "Company Board"), and do not violate or conflict with the Company's certificate of incorporation and By-Laws, the charter and By-Laws of the Bank, the DGCL, or any applicable law, court order or decree to which either the Company or the Bank is a party or subject, or by which the Company, the Bank, or their respective properties are bound, subject to the approval of this Agreement and the Merger by the stockholders of the Company. Except as set forth on Schedule 3.4, the execution and delivery of this Agreement and the performance of the Company's obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which the Company, the Bank, or their respective properties are bound. This Agreement, when executed and delivered, and subject to the regulatory approvals described in Section 3.5, will be a valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

     3.5 Consents and Approvals. No consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each, a "Governmental Authority") or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger except for (a) those third-party consents, approvals, filings or registrations set forth on Schedule 3.5, (b) the filing by First Mid of an application with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHCA (the "Federal Reserve Application"), (c) the filing by First Mid of an application with the Illinois Department of Financial and Professional Regulation (the "IDFPR") under the Illinois Banking Act (the "IDFPR Application"), (d) the filing of the Certificate of Merger with the Delaware Secretary of State under Section 252 of the DGCL, and (e) the approval of this Agreement and the Merger by the requisite vote of the stockholders of the Company.

     3.6 Company Financial Statements. The unaudited financial statements of the Company (parent only) for the years ended December 31, 2005 and 2004, filed with the Federal Reserve on Form Y-6, and financial statements of the Bank contained in the Call Reports for the years ended December 31, 2005 and 2004, filed with the Federal Deposit Insurance Corporation, which are attached hereto as Schedule 3.6, have been prepared in conformity with GAAP applied on a consistent basis, and, together with the notes thereto, present fairly the financial position of the Company and the Bank at the dates shown and the results of their operations, changes in shareholders' equity and cash flows for the periods then ended. The audited balance sheets of the Bank as at September 30, 2005 and 2004, also included in Schedule 3.6, have been prepared in conformity with GAAP and, together with the notes thereto, present fairly the consolidated financial position of the Bank at the dates shown. The financial statements and balance sheets included on Schedule 3.6 are collectively referred to herein as the "Company Financial Statements" .

     3.7 No Undisclosed Liabilities. The Company has no liabilities, whether accrued, absolute, contingent, or otherwise, existing or arising out of any transaction or state of facts existing on or prior to the date hereof, except
(a) as and to the extent disclosed, reflected or reserved against in the Company Financial Statements, (b) as and to the extent arising under contracts, commitments, transactions, or circumstances identified in the Schedules provided for herein, excluding any liabilities for Company breaches thereunder, (c) liabilities, not material in the aggregate and incurred in the Ordinary Course of Business, which, under GAAP, would not be required to be reflected on a balance sheet, and (d) liabilities incurred after the date of the latest Company Financial Statements in the Ordinary Course of Business. An action taken in the "Ordinary Course of Business" shall mean an action taken in the ordinary course of business of a Party or one of its direct or indirect subsidiaries, as applicable, consistent with past custom and practice (including with respect to quantity and frequency) and where for such action to be taken, no separate authorization by the Party's Board of Directors or the board of directors of a subsidiary, as applicable, is required. Any liabilities incurred in connection with litigation or judicial, administrative or arbitration proceedings or claims against a Party or any of its subsidiaries shall not be deemed to be incurred in the Ordinary Course of Business.

     3.8 Loans; Loan Loss Reserves.

     (a) Each outstanding loan, loan agreement, note, lease or other borrowing agreement, any participation therein and any guaranty, renewal or extension thereof (collectively, "Loans") reflected on the books and records of the Bank is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable laws which may effect the availability of equitable remedies. No obligor named in any Loan has provided notice (whether written or, to the knowledge of the Company, oral) to the Company or the Bank that such obligor intends to attempt to avoid the enforceability of any term of any Loan under any such laws or equitable remedies, and no Loan is subject to any valid defense, set-off, or counterclaim that has been asserted with respect to such Loan. All Loans that are secured, as evidenced by the appropriate and sufficient ancillary security documents, are so secured by valid, perfected and enforceable liens. Neither the Bank nor the Company has entered into any loan repurchase agreements.

     (b) The reserves for loan and lease losses shown on each of the balance sheets contained in the Company Financial Statements are adequate in the judgment of management and consistent with the standards of the Federal Reserve and under GAAP to provide for incurred and probable losses, net of recoveries relating to loans and leases previously charged off, on loans and leases outstanding (including accrued interest receivable) as of the applicable date of such balance sheet. The aggregate loan balances of the Bank as of December 31, 2005, in excess of such reserves as shown on the balance sheet as of that date included in the Company Financial Statements are, to the knowledge of the Company, collectible in accordance with their terms.

     3.9 Properties and Assets.

     (a) Real Property. Attached as Schedule 3.9(a) is a Schedule of Company Real Property, which sets forth a complete and correct description of all real property owned or leased by the Company or the Bank or in which the Company or the Bank has an interest (other than as a mortgagee). Except as set forth on
Schedule 3.9(a), no real property or improvements are carried on the Bank's books and records as Other Real Estate Owned. The Company and the Bank own, or have a valid right to use or a leasehold interest in, all real property used by them in the conduct of their respective businesses as such businesses are presently conducted. Except as otherwise set forth on Schedule 3.9(a), the ownership or leasehold interest of the Company or the Bank in such real property is not subject to any mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exceptions or restrictions or claims or charges of any kind (collectively, "Encumbrances"), except for Permitted Encumbrances. As used in this Agreement, "Permitted Encumbrances" shall mean (i) Encumbrances for taxes not yet due and payable or that are being contested in good faith and for which proper reserves have been established and reflected on the balance sheet included in the Company Financial Statements as of the most recent date, (ii) zoning and similar restrictions on the use of real property, (iii) minor defects in title to real property that do not materially impair the intended use thereof; and (iv) any statutory lien for amounts not yet due and payable, or that are being contested in good faith and for which proper reserves have been established and reflected on the balance sheet included in the latest Company Financial Statements. All material certificates, licenses and permits required for the lawful use and occupancy of any real property by the Company or the Bank, as the case may be, have been obtained and are in full force and effect.

     (b) Personal Property. Attached as Schedule 3.9(b) is a Schedule of Company Tangible Personal Property, which sets forth a complete and correct description of all tangible personal property owned by the Company or the Bank or used by the Company or the Bank in the conduct of their respective businesses that is reflected as a capital asset in the latest balance sheet included in the Company Financial Statements. Except as otherwise set forth on Schedule 3.9(b), (i) the Company or the Bank owns, or has a valid right to use or a leasehold interest in, all such personal property, (ii) all such property is owned free and clear of any Encumbrances, except for Permitted Encumbrances, and (iii) all such property is in good working condition, normal wear and tear excepted.

     (c) Assets. The assets reflected on the latest balance sheet included in the Company Financial Statements or identified in this Agreement or on the Schedules provided for herein include all of the material assets (i) owned by the Company or the Bank, except for those assets subsequently disposed of or purchased by the Company or the Bank for fair value in the Ordinary Course of Business, and (ii) used, intended or required for use by the Company or the Bank in the conduct of their respective businesses.

     3.10 Material Contracts. Attached as Schedule 3.10 is a Schedule of Company Material Contracts, true and complete copies of which (or descriptions of any oral contracts, commitments or arrangements) have been delivered to First Mid, except with respect to those Company Material Contracts described in Section 3.10(f) for which the Company has delivered to First Mid a complete and correct list and made available to First Mid copies of such items upon request. Each Company Material Contract is a legal, valid and binding obligation of, and enforceable against, the other party thereto; is in full force and effect on the date hereof; and, except as disclosed on Schedule 3.10, shall continue in full force and effect after closing. "Company Material Contracts" include every contract, commitment, or arrangement (whether written or oral) of a material nature under which the Company or the Bank is obligated on the date hereof, including the following:

     (a) all consulting arrangements, and contracts for professional, advisory, and other services, including contracts under which the Company or the Bank performs services for others;

     (b) all leases of real estate and personal property;

     (c) all contracts, commitments and agreements for the acquisition, development or disposition of real or personal property (other than conditional sales contracts and security agreements whereunder total future payments are, in each instance, less than $5,000);

     (d) all contracts relating to the employment, engagement, compensation or termination of directors, officers, employees, consultants or agents of the Company or the Bank, and all pension, retirement, profit sharing, stock option, stock purchase, stock appreciation, insurance or similar plans or arrangements for the benefit of any employees, officers or directors of the Company, including all Benefit Plans as defined in Section 3.20;

     (e) all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of the Company or the Bank;

     (f) all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of any single borrower or related group of borrowers if the aggregate amount of all such loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness extended to such borrower or related group of borrowers exceeds $50,000;

     (g) all union and other labor contracts;

     (h) all agreements, contracts, mortgages, loans, deeds of trust, leases, commitments, indentures, notes, instruments and other arrangements which are with officers or directors of the Company, the Bank, any "affiliates" of the Company or the Bank within the meaning of Section 23A of the Federal Reserve Act or any record or beneficial owner of 5% or more of Company Common Stock, or any member of the immediate family or a related interest (as such terms are defined in 12 C.F.R. ss.215.2) of any such person, excepting any ordinary and customary loans and deposits that comply with applicable banking regulations;

     (i) any contract involving total future payments by the Company or the Bank of more than $10,000 or which requires performance by the Company or the Bank beyond December 31, 2007, that by its terms does not terminate or is not terminable by the Company or the Bank without penalty within 90 days after the date of this Agreement;

     (j) except for provisions of the certificates of incorporation and by-laws of the Company and the charter and by-laws of the Bank, all contracts under which the Company or the Bank has, other than in a fiduciary capacity, any obligation, direct, indirect, contingent or otherwise, to assume or guarantee any liability or to indemnify any person;

     (k) all partnership, joint venture or marketing agreements with any other person or entity;

     (l) all non-competition or non-solicitation contracts, commitments and agreements of the Company or the Bank or other contracts, commitments or agreements restricting the business or services of the Company or the Bank; and

     (m) all other material contracts, made other than in the Ordinary Course of Business of the Company or the Bank, to which the Company or the Bank is a party or under which the Company or the Bank is obligated.

     3.11 No Defaults. Each of the Company and the Bank has fulfilled and taken all action reasonably necessary to date to enable it to fulfill, when due, all of its material obligations under all Company Material Contracts to which it is a party. There are no breaches, defaults or repudiations by the Company or the Bank under any Company Material Contract that could give rise to a right of termination or claim for material damages under such Company Material Contract, and no event has occurred that, with the lapse of time or the election of any other party, will become such a breach or default by the Company or the Bank. To the knowledge of the Company, no breach, default or repudiation by any other party under any Company Material Contract has occurred or is threatened that will or could impair the ability of the Company or the Bank to enforce any of its rights under such Company Material Contract.

     3.12 Conflict of Interest Transactions. Except as set forth on Schedule 3.12, to the Company's Knowledge, no principal officer or director of the Company or the Bank, or holder of 10% or more of the Company Common Stock or any member of the immediate family or a related interest (as such terms are defined in 12 C.F.R. ss.215.2) of such person: (a) has any direct or indirect ownership interest in (i) any entity which does business with, or is a competitor of, the Company or the Bank (other than the ownership of not more than 1% of the outstanding capital stock of such entity) or (ii) any property or asset which is owned or used by the Company or the Bank in the conduct of its business; and (b) has any financial, business or contractual relationship or arrangement with the Company or the Bank, excluding any agreements and commitments entered into in respect of the Bank's acceptance of deposits and investments or the making of any loans, in each case in the Ordinary Course of Business of the Bank.

     3.13 Investments.

     (a) Set forth on Schedule 3.13(a) is a complete and correct list and description as of December 31, 2005, of all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or the Bank, other than in a fiduciary or agency capacity (the "Company Investment Securities"). Each of the Company and the Bank has good and marketable title to all Company Investment Securities held by it, free and clear of all Encumbrances, except for Permitted Encumbrances, and except to the extent such Company Investment Securities are pledged in the Ordinary Course of Business consistent with prudent banking practices to secure obligations of the Company or the Bank. The Company Investment Securities are valued on the books of the Company and the Bank in accordance with GAAP.

     (b) Except as set forth on Schedule 3.13(b), and as may be imposed by applicable securities laws and the documents and instruments governing the terms of such securities, none of the Company Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or the Bank freely to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or the Bank is a party, the Company or the Bank, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

     (c) Except as set forth on Schedule 3.13(c), neither of the Company nor the Bank has sold or otherwise disposed of any Company Investment Securities in a transaction in which the acquiror of such Company Investment Securities or other person has the right, either conditionally or absolutely, to require the Company or the Bank to repurchase or otherwise reacquire any such Company Investment Securities.

     (d) There are no interest  rate swaps,  caps,  floors,  option  agreements,
similar   interest  rate  risk  management   arrangements  or  other  derivative
instruments to which the Company or the Bank is bound or otherwise exposed.

     3.14 Compliance with Laws; Legal Proceedings.

     (a) The Company and the Bank have complied with and are in compliance with all applicable federal, state, county and municipal laws and regulations (i) that regulate or are concerned in any way with the ownership and operation of banks and their holding companies or the business of banking or of acting as a fiduciary, including those laws and regulations relating to the investment of funds, the provision of investment advice, the administration of trusts and estates, the taking of deposits, the lending of money, the collection of interest, the extension of credit and the location and operation of banking facilities, or (ii) that otherwise relate to or affect the business or assets of the Company or the Bank or the assets owned, used, occupied or managed by either of them, except for matters concerning such compliance that were not or would not, as applicable, be material to the Company and the Bank, taken as a whole.

     (b) The Company and the Bank hold all material licenses, certificates, permits, authorizations, franchises and rights from all appropriate federal, state or other Governmental Authorities necessary for the conduct of their businesses and the ownership of their assets (collectively, "Licenses"), all Licenses are in full force and effect, and the Company has received no notice (whether written or, to the knowledge of the Company, oral) of any pending or threatened action by any Governmental Authority to suspend, revoke, cancel or limit any License.

     (c) Except as set forth on Schedule 3.14(c), there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened or contemplated against or affecting the Company or the Bank, at law or in equity, or before any federal, state or other Governmental Authority or any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment or order or supervisory agreement of any kind in existence against or restraining the Company or the Bank from taking any action of any kind in connection with its business. Except as set forth on
Schedule 3.14(c), the Company and the Bank have not received from any federal, state or other Governmental Authority any notice or threat (whether written or, to the knowledge of the Company, oral) of enforcement actions, or any criticism or recommendation of a material nature, and do not have any reasonable basis for believing that any such notice or threat, criticism, recommendation or suggestion not otherwise disclosed herein is contemplated, concerning capital, compliance with laws or regulations, safety or soundness, fiduciary duties or other banking or business practices that has not been resolved to the reasonable satisfaction of such Governmental Authority.

     3.15  Insurance.  Attached  as  Schedule  3.15  is a  Company  Schedule  of
Insurance, which sets forth a complete and correct list of all policies of insurance in which the Company or the Bank is named as an insured party (not including any title insurance or other insurance issued in connection with Loans entered into in the Ordinary Course of Business), which otherwise relate to or cover any assets, properties, premises, operations or personnel of the Company or the Bank, or which is owned or carried by the Company or the Bank. Such policies are and will after the Closing continue to be in full force and effect, and have been issued by reputable insurance companies against loss or damage of the kinds and in the amounts identified in the policy summaries, and all premiums and costs with respect thereto are set forth on Schedule 3.15. Except as set forth on Schedule 3.15, such policies have been in force for at least 5 years. The Company and the Bank have not received notice (whether written or, to the knowledge of the Company, oral) from any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying coverage thereof or canceling or threatening cancellation of any such insurance contracts.

     3.16 Taxes.

     (a) The Company and the Bank have each duly and timely filed all Tax Returns required to be filed or delivered by any of them, in connection with the Company's or the Bank's business and operations, all information included in such Tax Returns is accurate and complete in all material respects, and all Taxes required to be shown on such Tax Returns as payable by the Company or the Bank with respect to the income of the Company or the Bank have been paid when due. No application for an extension of time for filing any Tax Return or consent to any extension of the period of limitations applicable to the assessment or collection of any Tax is in effect with respect to the Company or the Bank. Neither the Company nor the Bank is delinquent in the payment of any Taxes claimed to be due from the Company or the Bank by any taxing authority, and adequate reserves for Taxes (including any penalties and interest) payable by the Company have been made on the books of the Company and on the Company Financial Statements as of the most recent date. The Company has not received any notice (whether written or, to the knowledge of the Company, oral) of any proposed audit or proposed deficiency for any Tax due from the Company or the Bank with respect to the business and operations of the Company or the Bank, as the case may be, and there are no pending audits or claims with respect thereto.

     (b) Except as set forth on Schedule 3.16(b), neither the Company nor the Bank is, and within the past five years, neither has been, a party to any contract, agreement or arrangement under which the Company or the Bank has agreed to share the Tax liability of any person.

     (c) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including net income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer, recording, gross income, alternative or add-on minimum, environmental, goods and services, capital stock, profits, single business, employment, severance, stamp, unemployment, customs and duties taxes, fees and charges, imposed by any taxing authority (whether domestic or foreign including any state, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments, whether or not disputed. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

     3.17 Environmental Laws and Regulations.

     (a) Except as set forth on Schedule 3.17, the Company and the Bank (individually or in any fiduciary capacity):

          (i) have had and now have all environmental approvals, consents, licenses, permits and orders required to conduct the businesses in which they have been or are now engaged;

          (ii) have been and are in compliance in all material respects with all applicable federal, state, county and municipal laws, regulations, authorizations, licenses, approvals, permits and orders relating to air, water, soil, solid waste management, hazardous or toxic substances, or the protection of health or the environment (collectively, "Environmental Laws").

     (b) Except as set forth on Schedule 3.17:

          (i) there are no claims, actions, suits or proceedings pending or, to the knowledge of the Company, threatened or contemplated against, or involving, the Company or the Bank (individually or in any fiduciary capacity) any assets of the Company or the Bank (individually or in any fiduciary capacity), under any of the Environmental Laws (whether by reason of any failure to comply with any of the Environmental Laws or otherwise);

          (ii) no decree, judgment or order of any kind under any of the Environmental Laws has been entered against the Company or the Bank (individually or in any fiduciary capacity);

          (iii) neither the Company nor the Bank (individually or in any fiduciary capacity):

               (1) is or was a generator or transporter of hazardous waste, or the owner, operator, lessor, sublessor, lessee or, to its knowledge, mortgagee of a treatment, storage, or disposal facility or underground storage tank as those terms are defined under the Resource Conservation and Recovery Act, as amended, or regulations promulgated thereunder, or of real property on which such a treatment, storage or disposal facility or underground storage tank is or was located;

               (2) owns, operates, leases, subleases or, to its knowledge, holds a security interest in, or owned, operated, leased or subleased (A) any facility at which any Hazardous Substances (as defined below) were treated, stored in significant quantities, recycled, disposed or are or were installed or incorporated or (B) any real property on which such a facility is or was located;

               (3) arranged for the disposal or treatment, arranged with a transporter for transport for disposal or treatment of Hazardous Substances at any facility from which there is a release or threat of release, or accepts or accepted Hazardous Substances for transport for disposal or treatment at any facility, as those terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); or

               (4) is or was the holder of a security interest where the party giving the security is or was the owner or operator of a treatment, storage or disposal facility, underground storage tank or any facility at which any Hazardous Substances are or were treated, stored in significant quantities, recycled or disposed and where the Company or the Bank (individually or in any fiduciary capacity) participates or participated in management decisions concerning the facility's waste disposal activities.

     (c) To the Company's knowledge, there are no other facts, conditions or situations, whether now or heretofore existing, that could form the basis for any claim against, or result in any liability of, the Company or the Bank (individually or in any fiduciary capacity) under any of the Environmental Laws.

     (d) For purposes of this Agreement, "Hazardous Substance" shall mean a hazardous substance (as defined in CERCLA) and petroleum, including crude oil or any fraction thereof, but excluding underground crude oil in its natural unrefined state, prior to its initial extraction.

     3.18 Community Reinvestment Act Compliance. Neither the Company nor the Bank has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and the Bank has received a CRA rating of satisfactory or better from the Federal Reserve or other applicable Governmental Authority. The Company knows of no facts or circumstances which would cause either the Company or the Bank to fail to comply with such provisions or the Bank to receive a rating less than satisfactory.

     3.19 Company Regulatory Reports. Since January 1, 2003, the Company and the Bank have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, required to be filed with the Federal Reserve, the FDIC and any other Governmental Authority or self-regulatory organization with jurisdiction over any of the activities of the Company or the Bank (the "Company Regulatory Reports"), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Company Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

     3.20 Employee Benefit Plans.

     (a) The Company Schedule of Material Contracts, attached as Schedule 3.10, includes a complete and correct list of each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (all such plans being referred to herein as the "ERISA Plans"), each compensation, consulting, employment or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, disability or other insurance or benefit, bonus, deferred or incentive compensation, severance or separation, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, whether oral or written, covering employees or former employees of the Company or the Bank which the Company or the Bank maintains or contributes to (or, with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) has maintained or contributed to during the past six years) or to which the Company or the Bank is a party or by which it is otherwise bound (collectively, together with the ERISA Plans, the "Company Benefit Plans"). None of the Company Benefit Plans is a "defined benefit plan" (as defined in Section 414(j) of the Code). None of the Company, the Banks and the Bank Subsidiaries has, and has ever had, an affiliate that would be treated as a single employer together with the Company or the Bank (an "ERISA Affiliate") under Section 414 of the Code.

     (b) Neither the Company nor the Bank has entered into or maintained any Company Benefit Plan which includes any change of control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of the Company or the Bank or any other increase in the liabilities of the Company or the Bank under such Benefit Plan as a result of the transactions contemplated by this Agreement.

     (c) Neither the Company nor the Bank maintains or participates, and has ever maintained or participated, in a multiemployer plan within the meaning of
Section 3(37) of ERISA. None of the Company, the Bank, any director or employee of the Company or the Bank, or any fiduciary of any ERISA Plan has engaged in any transaction in violation of Section 406 or 407 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code in connection with such ERISA Plan. Neither the Company nor the Bank provides or has ever provided medical benefits to former employees, except as required by
Section 601 of ERISA.

     (d) Each ERISA Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter from the Internal Revenue Service ("IRS"), or satisfies the provisions of IRS Announcement 2001-77, Section II, if applicable, to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code. Nothing has occurred since the date of such determination letter that would adversely affect such determination or the qualified tax exempt status of such ERISA Plan and its related funding instrument.

     (e) Each Company Benefit Plan is, and since its inception, has been administered in material compliance with its terms and with all applicable laws, rules and regulations governing such Company Benefit Plan, including the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the IRS under ERISA, the Code or any other applicable law. Neither the Company nor any affiliate of the Company that is a fiduciary with respect to any Company Benefit Plan, has breached any of the responsibilities, obligations or duties imposed on it by ERISA. No Company Benefit Plan is currently the subject of a submission under IRS Employee Plans Compliance Resolution System or any similar system, nor under any Department of Labor amnesty program, and neither the Company nor the Bank anticipates any such submission of any Company Benefit Plan.

     (f) There is no litigation, claim or assessment pending or, to the Company's knowledge, threatened by, on behalf of, or against any of the Company Benefit Plans or against the administrators or trustees or other fiduciaries of any of the Company Benefit Plans that alleges a violation of applicable state or federal law. To the Company's knowledge, there is no reasonable basis for any such litigation, claim or assessment.

     (g) No Company Benefit Plan fiduciary or any other person has, or has had, any liability to any Company Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable law by reason of any action or failure to act in connection with any Company Benefit Plan, including, but not limited to, any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. Every Company Benefit Plan fiduciary and official is bonded to the extent required by Section 412 of ERISA.

     (h) All accrued contributions and other payments to be made by the Company or the Bank to any Company Benefit Plan through the date hereof have been timely made or reserves adequate for such purposes have been set aside therefor and are reflected in the Company Financial Statements. Neither the Company nor the Bank is in default in performing any of its contractual obligations under any of the Company Benefit Plans or any related trust agreement or insurance contract. There are no outstanding liabilities with respect to any Company Benefit Plan other than liabilities for benefits to be paid to participants in such Company Benefit Plan and their beneficiaries in accordance with the terms of such Company Benefit Plan.

     (i) No Company Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Company Benefit Plans, would exceed the amount deductible for federal income tax purposes by virtue of Sections 280G or 162(m) of the Code.

     (j) There are no obligations or liabilities, whether outstanding or subject to future vesting, for any post-retirement benefits to be paid to participants under any of the Company Benefit Plans.

     3.21 Technology and Intellectual Property.

     (a) Attached as Schedule 3.21 is a Schedule of Company Intellectual Property, which sets forth a complete and correct list of all (i) registered trademarks, service marks, copyrights and patents; (ii) applications for registration or grant of any of the foregoing; and (iii) licenses for any of the foregoing, in each case, owned by the Company or the Bank or used in or necessary to conduct the Company's or the Bank's business as presently conducted. The items on Schedule 3.21, together with all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, licenses, formulae, customer lists or other databases, business application designs and inventions currently used in or necessary to conduct the business of the Company, in whatever form or medium, constitute the "Company Intellectual Property."

     (b) Except as set forth on Schedule 3.21, the Company or the Bank has ownership of, or such other rights by license, lease or other agreement in and to, the Company Intellectual Property as is necessary to permit the Company and the Bank to use the Company Intellectual Property in the conduct of their respective businesses as presently conducted. All such licenses, leases or agreements are in full force and effect and will continue to be in full force and effect after the Closing, and the Company and the Bank are not in breach or default, and no other party is, to the best of the Company's knowledge, in breach or default or under any such license, lease or agreement. Neither the Company nor the Bank has received notice (whether written or, to the knowledge of the Company, oral) alleging that the Company or the Bank has infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, and to the Company's knowledge, it has not committed any such violation or infringement. Other than as set forth on
Schedule 3.21, to the Company's knowledge, there is no reason to believe that, upon consummation of the transactions contemplated hereby, the Company or the Bank will be in any way more restricted in its use of any of the Company Intellectual Property than it was on the date hereof under any contract to which the Company or the Bank is a party or by which it is bound, or that use of such Company Intellectual Property by the Company or the Bank will, as a result of such consummation, violate or infringe the rights of any person, or subject First Mid, the Company or the Bank to liability of any kind, under any such contract.

     (c) The Company IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and the Bank in connection with their respective businesses, and have not materially malfunctioned or failed within the past three (3) years. "Company IT Assets" means the computers, computer software, firmware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation, owned or leased by the Company or the Bank. To the knowledge of the Company, the Company IT Assets do not contain any worms, viruses, bugs, faults or other devices or effects that (i) enable or assist any person or entity to access without authorization the Company IT Assets, or (ii) otherwise significantly adversely affect the functionality of the Company IT Assets, except as disclosed in its documentation. To the knowledge of the Company, no person or entity has gained unauthorized access to the Company IT Assets. The Company and the Bank have implemented reasonable back-up and disaster recovery technology consistent with industry practices. To the knowledge of the Company, none of the Company IT Assets contains any shareware, open source code, or other software the use of which requires disclosure or licensing of any intellectual property.

     3.22 No Adverse Change. Other than as specifically disclosed in this Agreement, the Company Financial Statements, or the Schedules delivered pursuant to this Agreement, there has not occurred (a) since September 30, 2005, any Material Adverse Effect on the Company and the Bank, taken as a whole, or (b) any changes or condition, event, circumstance, fact or other occurrence, whether occurring before or since September 30, 2005, that may reasonably be expected to have or result in a Material Adverse Effect on the Company. No fact or condition exists with respect to the business, operations or assets of the Company or the Bank which the Company has reason to believe may cause the Federal Reserve Application, the IDFPR Application or any of the other regulatory approvals referenced in Section 7.3 or 8.3 to be denied or unduly delayed.

     3.23 Conduct of Business in Normal Course. Except as disclosed in the Company Financial Statements, and except for actions taken in connection with entering into this Agreement, since September 30, 2005, the businesses of each of the Company and the Bank have been conducted only in the Ordinary Course of Business.

     3.24 Change in Business Relationships. Neither the Company nor the Bank has received notice (whether written or, to the knowledge of the Company, oral), whether on account of the transactions contemplated by this Agreement or otherwise, (a) that any customer, agent, representative, supplier, vendor or business referral source of the Company or the Bank intends to discontinue, diminish or change its relationship with the Company or the Bank, the effect of which would be material to the Company and the Bank, taken as a whole, or (b) except as otherwise disclosed in or as contemplated by this Agreement, that any executive officer of the Company or the Bank intends to terminate or substantially alter the terms of his or her employment. There have been no complaints or disputes (in each case set forth in writing) with any customer, employee, agent, representative, supplier, vendor, business referral source or other parties that have not been resolved which are reasonably likely to be material to the Company and the Bank, taken as a whole.

     3.25 Brokers' and Finders' Fees. Except as set forth in Schedule 3.25, neither the Company nor the Bank has incurred any liability for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated by this Agreement.

     3.26 Section 280G Payments. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment that would be deemed an "excess parachute payment" under Section 280G of the Code.

     3.27 No Omissions.  None of the representations and warranties contained in
Article III, in the Schedules provided for herein by the Company or in the Company Financial Statements is false or misleading in any material respect or omits to state a fact herein or therein necessary to make such statements not misleading in any material respect.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                              CONCERNING FIRST MID

     First Mid hereby represents and warrants to the Company as follows:

     4.1 Organization.

     (a) First Mid is duly registered as a bank holding company and a financial holding company under the BHCA, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and to carry on its business as presently conducted. First Mid is duly qualified and in good standing as a foreign corporation in the State of Illinois and in each other jurisdiction where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on First Mid.

     (b) Merger Co. is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and to carry on its business as presently conducted. All of its authorized, issued and outstanding capital stock, which consists of 1,000 shares of Common Stock, par value $1.00 per share, is owned by First Mid.

     4.2 Authorization; No Violation. The execution and delivery of this Agreement and the performance of the obligations of First Mid and Merger Co. hereunder have been duly authorized by the Board of Directors of First Mid (the "First Mid Board") and the Board of Directors of Merger Co., and do not violate or conflict with the certificate of incorporation or by-laws of First Mid or Merger Co., the DGCL, or any applicable law, court order or decree to which either First Mid or Merger Co. is a party or subject, or by which First Mid or Merger Co. or their respective properties are bound, subject to the approval of this Agreement and the Merger by First Mid as the sole stockholder of Merger Co. Except as set forth on Schedule 4.2, the execution and delivery of this Agreement and the performance of First Mid's obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which First Mid, Merger Co. or their respective properties are bound. This Agreement, when executed and delivered, and subject to the regulatory approvals described in Section 3.5, will be a valid, binding and enforceable obligation of First Mid and Merger Co., subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

     4.3 Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary in connection with the execution and delivery by First Mid and Merger Co. of this Agreement and the consummation by First Mid and Merger Co. of the Merger except for (a) those third-party consents, approvals, filings or registrations set forth on Schedule 4.3, and (b) those matters set forth in clauses (b) through (e) of Section 3.5.

     4.4 Funds Available. First Mid will have at or prior to the Effective Time sufficient cash for the payment of the Conversion Fund and otherwise to consummate the transactions contemplated by this Agreement.

     4.5 Compliance with Laws. Except for matters which would not reasonably be expected to adversely affect First Mid's ability to consummate the transaction contemplated herein, First Mid and its subsidiaries are in compliance with all applicable federal, state, county and municipal laws and regulations (a) that regulate or are concerned in any way with the ownership and operation of banks and their holding companies or the business of banking or of acting as a fiduciary, including those laws and regulations relating to the investment of funds, the provision of investment advice, the administration of trusts and estates, the taking of deposits, the lending of money, the collection of interest, the extension of credit and the location and operation of banking facilities, or (b) that otherwise relate to or affect the business or assets of First Mid and its subsidiaries or the assets owned, used, occupied or managed by any of them, except for matters concerning such compliance that would not be material to First Mid and its subsidiaries, taken as a whole.

     4.6 Community Reinvestment Act Compliance. Neither First Mid nor any of its subsidiaries has received any notice of non-compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and First Mid-Illinois Bank and Trust, N.A., (the "First Mid Bank") has received a CRA rating of satisfactory or better from the Office of the Comptroller of the Currency (the "OCC"). First Mid knows of no facts or circumstances which would cause either First Mid or First Mid Bank to fail to comply with such provisions or First Mid Bank to receive a rating less than satisfactory.

     4.7 Brokers' and Finders' Fees. First Mid has not incurred any liability for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated by this Agreement.

     4.8 Not Misleading. None of the representations and warranties contained in
Article IV or the Schedule provided for herein by First Mid is false or misleading in any material respect.

                                   ARTICLE V
                            AGREEMENTS AND COVENANTS

     5.1 Conduct of Business by Company. During the period commencing on the date hereof and continuing until the Effective Time, the Company shall conduct the Company's business and shall cause the Bank to conduct its businesses in the Ordinary Course of Business. Without limiting the foregoing, without the prior written consent of First Mid:

     (a) no change shall be made in the certificate of incorporation or by-laws of the Company or the charter or by-laws of the Bank;

     (b) no change shall be made in the capitalization of the Company or the Bank or in the number of issued and outstanding shares of Company Common Stock;

     (c) the compensation and employee benefits of officers or key employees of the Company or the Bank shall not be increased, nor any bonuses paid;

     (d) no Loan, or renewal or restructuring of a Loan, in the amount of $100,000 or more (including Loans to any one borrower or related group of borrowers which, in the aggregate, equal or exceed $100,000) shall be made by the Bank except after delivering to First Mid a complete loan package for such Loan, renewal or restructuring, in a form consistent with the Bank's policies and practice, and obtaining First Mid's prior consent, which consent shall not be unreasonably withheld or delayed and shall be deemed given if First Mid shall have not responded to the Company's request within three (3) business days after receipt of such complete loan package, and such Loan or renewal or restructuring of a Loan shall be made in the Ordinary Course of Business consistent with the Bank's current loan policies and applicable rules and regulations of applicable Governmental Authorities with respect to amount, term, security and quality of such borrower's or borrowers' credit;

     (e) no dividends or other distributions shall be declared or paid by the Company;

     (f) no dividends or other distributions shall be declared or paid by the Bank to the extent it would cause the minimum net worth of the Bank to fall below well-capitalized status, as defined by applicable FDIC regulations, or as would not be permitted under applicable law;

     (g) the Company and the Bank shall each use their commercially reasonable efforts to maintain their present insurance coverage in respect to their properties and business;

     (h) no significant changes shall be made in the general nature of the business conducted by the Company or the Bank;

     (i) no employment, consulting or similar agreements shall be entered into by the Company or the Bank that are not terminable by the Company or the Bank on 30 days' or fewer notice without penalty or obligation;

     (j) neither the Company nor the Bank shall take any action that would result in any amendment or a termination, partial termination, curtailment, discontinuance of a Company Benefit Plan or merger of any Company Benefit Plan into another plan or trust;

     (k) the Company and the Bank shall file all Tax Returns in a timely manner and shall not make any application for or consent to any extension of time for filing any Tax Return or any extension of the period of limitations applicable thereto;

     (l) neither the Company nor the Bank shall make any expenditure for fixed assets in excess of $10,000 for any single item, or $20,000 in the aggregate, or shall enter into leases of fixed assets having an annual rental in excess of $5,000;

     (m) neither the Company nor the Bank shall incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction except in the Ordinary Course of Business consistent with current policies;

     (n) neither the Company nor the Bank shall terminate a Material Company Contract, enter into any agreement that would constitute a Material Company Contract if in existence on the date of this Agreement, or do or fail to do anything that will cause a breach by the Company or the Bank of, or default by the Company or the Bank under, any Company Material Contract;

     (o) the Bank shall not engage or agree to engage in any "covered transaction" within the meaning of Sections 23A or 23B of the Federal Reserve Act (without regard to the applicability of any exemptions contained in Section
23A) or any transaction of the kind referred to in Section 3.12, unless the Bank has complied with Sections 23A and 23B of the Federal Reserve Act;

     (p) the Bank shall only purchase or invest in state tax-exempt agency securities with less than 5 years maturity, purchased at par or at discount prices and not at premium prices;

     (q) no changes of a material nature shall be made in the Company's or the Bank's accounting procedures, methods, policies or practices or the manner in which the Company or the Bank maintain its records; and

     (r) the Company and the Bank shall use reasonable and diligent efforts to preserve their reputation and relationships with suppliers, clients, customers, employees, and others having business relations with them.

     5.2 Access to Information; Confidentiality.

     (a) To the extent permissible under applicable law and pending the Closing, representatives of First Mid shall, during normal business hours and on reasonable advance notice to the Company, be given full access to the Company's and the Bank's records and business activities and be afforded the opportunity to observe their business activities and consult with their officers and employees regarding the same on an ongoing basis (without limiting the foregoing, to verify compliance by them with all terms of this Agreement); provided, however, that the foregoing actions do not interfere with the business operations of the Company or the Bank.

     (b) First Mid will use such information as is provided to it by the Company or the Bank or representatives thereof, solely for the purpose of conducting business, legal and financial reviews of the Company and the Bank and for such other purposes as may be related to this Agreement, and First Mid will, and will direct all of its agents, employees and advisors to, maintain the confidentiality of all such information pursuant to the terms of that certain Confidentiality Agreement between the Company and First Mid dated as of October 11, 2005 (the "Confidentiality Agreement").

     5.3 Meeting of Stockholders of the Company. As soon as practicable after the date of this Agreement the Company shall call and hold a meeting of its stockholders for the purpose of voting upon this Agreement, the Merger and the transactions herein contemplated in accordance with its certificate of incorporation, its by-laws and the DGCL (the "Stockholders Meeting"). The Company shall, through its Board of Directors, recommend to its stockholders, subject to its fiduciary duties, approval of this Agreement and the Merger. The Company shall prepare and mail to its stockholders in connection with the Stockholders Meeting a Proxy Statement reasonably acceptable to First Mid and the Company and in compliance with applicable law (the "Proxy Statement"). The Proxy Statement, when mailed and at the time of the Stockholders Meeting, shall neither contain any false or misleading statement with respect to any material fact nor omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     5.4 Approval by First Mid. First Mid, as the sole stockholder of Merger Co., shall prior to Closing approve this Agreement and the Merger in accordance with the certificate of incorporation and by-laws of Merger Co. and the requirements of the DGCL.

     5.5 Regulatory Filings. First Mid, within 45 days following execution and delivery of this Agreement or as soon thereafter as practicable, will file the Federal Reserve Application and the IDFPR Application and take all other appropriate actions necessary to obtain the regulatory approvals referred to in Sections 7.3 and 8.3 hereof, and the Company will use all reasonable and diligent efforts to assist in obtaining all such approvals. The obligation to take all appropriate actions shall not be construed as including an obligation to accept any terms of or conditions to a consent, authorization, order, or approval of, or any exemption by, any Governmental Authority or other party that are not acceptable to First Mid, in its sole reasonable discretion, or to change the business practices of First Mid or any of its subsidiaries in a manner not acceptable to First Mid, in its sole reasonable discretion. In advance of filing any applications for such regulatory approvals, First Mid shall provide the Company and its counsel with a copy of such applications (but excluding any information contained therein regarding First Mid and its business or operations for which confidential treatment has been requested) and any amendment thereto and any response to any comments from any regulatory authority thereon, and provide an opportunity to comment thereon, and thereafter shall promptly advise the Company and its counsel of any material communication received by First Mid or its counsel from any regulatory authorities with respect to such applications.

     5.6 Reasonable and Diligent Efforts. The Parties shall use reasonable and diligent efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger as soon as practicable. None of the Parties will intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement (including any action that would impair or impede the timely obtainment of the regulatory approvals referenced in Sections 7.3 and 8.3) or that would cause any of the representations contained herein to be or become untrue.

     5.7 Publicity. First Mid and the Company shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by applicable law, or with respect to employee meetings, neither of them shall issue any press release, publicity statement or other public notice or communication, whether written or oral, relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. Each of First Mid and the Company shall obtain the prior consent (which shall not be unreasonably withheld, conditioned or delayed) of the other to the content of any communication to such Party's stockholders. In furtherance of the foregoing, the First Mid and the Company acknowledge that immediately after execution of this Agreement they shall issue a joint news release and First Mid shall file the same with the Commission on Form 8-K.

     5.8 No Conduct Inconsistent with this Agreement.

     (a) The Company shall not, and shall cause the Bank to not, during the term of this Agreement, directly or indirectly, solicit, encourage or facilitate inquiries or proposals or enter into any agreement with respect to, or initiate or participate in any negotiations or discussions with any person or entity concerning, any proposed transaction or series of transactions involving or affecting the Company or the Bank (or the securities or assets of any of them) that, if effected, would constitute an acquisition of control of either the Company or a Bank within the meaning of 12 U.S.C. ss.1817(j) (disregarding the exceptions set forth in 12 U.S.C. ss.1817(j)(17)) and the regulations of the Federal Reserve thereunder (each, an "Acquisition Proposal"), or furnish any information to any person or entity proposing or seeking an Acquisition Proposal.

     (b) Notwithstanding the foregoing, in the event that the Company Board determines in good faith and after consultation with outside counsel, that in light of a Superior Acquisition Proposal (as defined herein) it is necessary to pursue such Superior Acquisition Proposal in order to act in a manner consistent with such Board's fiduciary duties, the Company Board may, in response to an Acquisition Proposal which was not solicited by or on behalf of the Company or the Bank or which did not otherwise result from a breach of Section 5.8(a), subject to its compliance with Section 5.8(c), (i) furnish information with respect to the Company or the Bank to such person or entity making such Superior Acquisition Proposal pursuant to a customary confidentiality agreement that is no less restrictive than the Confidentiality Agreement, (ii) participate in discussions or negotiations regarding such Superior Acquisition Proposal, (iii) withdraw, modify or otherwise change in a manner adverse to First Mid, the Company's recommendation to its stockholders with respect to this Agreement and the Merger, and/or (iv) terminate this Agreement in order to thereafter enter into an agreement with respect to such Superior Acquisition Proposal; provided, however, that the Company Board may not terminate this Agreement pursuant to this Section 5.8(b) unless and until (x) five (5) business days have elapsed following the delivery to First Mid of a written notice of such determination by the Company Board and during such five (5) business-day period, the Company and the Bank otherwise cooperate with First Mid with the intent of enabling the Parties to engage in good faith negotiations so that the Merger and other transactions contemplated hereby may be effected and (y) at the end of such five
(5) business-day period the Company Board continue reasonably to believe the Acquisition Proposal at issue constitutes a Superior Acquisition Proposal. A "Superior Acquisition Proposal" shall mean any Acquisition Proposal containing terms which the Company Board determines in its good faith judgment (based on the advice of an independent financial advisor) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board, is reasonably capable of being obtained by such third party, but shall exclude any Acquisition Proposal the terms of which were made known to the Company Board prior to the date of this Agreement.

     (c) In addition to the obligations of the Company set forth in Section 5.8(a) and (b), the Company shall immediately advise First Mid orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person or entity making such request or Acquisition Proposal. The Company shall keep First Mid reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal, including the status of any discussions or negotiations with respect to any Superior Acquisition Proposal.

     5.9 Loan Charge-Off; Pre-Closing Loan and Accounting Review.

     (a) The Company shall cause the Bank, prior to the Closing Date, to write off or take additional reserves with respect to all Loans of the Bank that are required to be written off or reserved against by the Bank's regulators or that, in conformity with past practices and policies of the Bank and GAAP, should be written off as incurred or probable Loan losses or reserved against, and to make such other accounting adjustments as are reasonably requested by First Mid.

     (b) The Company shall make available to First Mid full information regarding the status of each Loan contained in the Loan portfolio of the Bank, as of a date not more than 15 days prior to the Closing Date.

     (c) First Mid and the Company shall negotiate in good faith regarding the write down, in conformity with the provisions of Section 5.9(a) above, of potential Loan losses (net of reasonably conservative estimates of collateral recoveries and of applicable reserves) identified to the Company by First Mid; provided, however, that: (i) the Company shall not be required to take any actions as a result of such good faith negotiations or make any other accounting adjustments (1) more than five (5) days prior to the Closing Date and (2) until such time as the Company shall have received reasonable assurances that all conditions precedent to First Mid's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied; and
(ii) any such actions taken as a result of such good faith negotiation and any other accounting adjustments shall not have any effect on the representations and warranties under Section 3.8 made by the Company as of the date of this Agreement but shall, to the extent they are required under GAAP, be taken into account in determining the Minimum Adjusted Net Worth (as defined in Section
7.12 below) of the Company as of the Closing Date.

     5.10 Board of Directors' Notices and Minutes. The Company shall give reasonable notice to First Mid of all meetings of the Company Board and any of its committees, and the board of directors of the Bank and any of its committees, and if known, the agenda for or business to be discussed at such meetings. To the extent permissible under law, the Company shall promptly transmit to First Mid copies of all notices, minutes, consents and other materials that the Company or the Bank provides to its directors, other than materials relating to any proposed acquisition of the Company, or this Agreement or the Merger, subject to the Company's compliance with Section 5.8. First Mid agrees to hold in confidence all such information pursuant to the Confidentiality Agreement.

     5.11 Untrue Representations and Warranties. During the term of this Agreement, if any Party becomes aware of any facts, circumstances or of the occurrence or impending occurrence of any event that would cause one or more of such Party's representations and warranties contained in this Agreement to be or to become untrue as of the Closing Date then:

     (a) such Party shall promptly give detailed written notice thereof to the other Parties; and

     (b) such Party shall use reasonable and diligent efforts to change such facts or events to make such representations and warranties true, unless the same shall have been waived in writing by the other Party or Parties.

     5.12 Director and Officer Liability Coverage. First Mid agrees to provide each of the directors and officers of the Company or the Bank such insurance coverage against personal liability for actions taken prior to the Effective Time as has been provided by the Company or the Bank, for a period of three (3) years following the Closing, to the extent such coverage can be obtained from the current insurance carrier for the Company and the Bank at a cost not to exceed $30,000. First Mid further agrees, subject to any limitations of public policy or bank regulatory restrictions, to cause the Surviving Corporation, or its successors in interest, for a period of three (3) years after the Effective Time, to indemnify the current and past directors and officers of the Company or the Bank for all actions taken by them prior to the Effective Time in their respective capacities as directors and officers of the Company or the Bank to the same extent as the indemnification provided by the Company or the Bank under their respective by-laws to such directors and officers immediately prior to the Effective Time.

     5.13 Interim Financial Statements; Reports. Prior to the Closing Date, the Company shall deliver to First Mid a monthly balance sheet, income statement and statement of stockholders' equity of the Company and the Bank as of the end of each month as promptly as practicable after they become available. Such monthly financial statements shall be prepared consistent with past practice and in conformity in all material respects with GAAP (excluding footnote disclosure) applied on a basis consistent with the Company Financial Statements and will include all adjustments necessary for a fair presentation of the financial position of the Company and the Bank and the results of their operations for the interim periods presented, subject to normal, recurring year-end adjustments and the omission of footnote disclosure. From and after the date of this Agreement through the Closing, the Company shall deliver to First Mid all reports filed by the Company or the Bank with any regulator or Governmental Authority.

     5.14 Dissent Process. The Company will give to First Mid prompt notice of any written notice relating to the exercise of appraisal rights granted under the DGCL, including the name of the dissenting stockholder and the number of shares of Company Common Stock to which the dissent relates. First Mid will have the right to participate in all negotiations and proceedings relating thereto. The Company will not make any payment with respect to, or settle or offer to settle, any appraisal demands without First Mid's prior written consent.

     5.15 List of Stockholders. As promptly as practicable after the filing by First Mid of the Federal Reserve Application and the IDFPR Application as described in Section 5.5, the Company shall provide First Mid with a correct and complete list of stockholders of the Company setting forth the respective names, tax identification numbers and addresses of such stockholders and the stock certificate numbers for and the number of shares of the Company Common Stock held of record thereby. The date of such list of stockholders shall be not more than 30 days prior to the date such list is actually provided to First Mid.

     5.16 Exchange Agent Documents. Not less than 10 days prior to the Closing Date, First Mid shall provide the Company with the forms of the agreement between First Mid and the Exchange Agent and the letter of transmittal described in Section 2.2.

                                   ARTICLE VI
                            EMPLOYEE BENEFIT MATTERS

     6.1 Resolution of Company Benefit Plans. The Company and First Mid shall cooperate in effecting the following treatment of the Company Benefit Plans, except as otherwise expressly provided herein or mutually agreed upon by First Mid and the Company prior to the Effective Time:

     (a) Except as otherwise provided herein, each Company Benefit Plan sponsored by the Company or the Bank immediately prior to the Effective Time shall be continued in effect after the Effective Time without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved to First Mid or any subsidiary of First Mid under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall comply with applicable law; provided that no such amendment to or termination of the following Company Benefit Plans shall be made with an effective date prior to January 1, 2007: (i) medical and life insurance coverage with American Community Mutual Insurance Company and (ii) long-term disability insurance coverage with UNUM Life Insurance Company of America.

     (b) First Mid may provide, or cause any subsidiary of First Mid to provide, to employees of the Company and the Bank after the Effective Time ("Company Employees") the opportunity to participate in any of the employee benefit plans and programs, maintained by First Mid or subsidiaries of First Mid for similarly situated employees (the "First Mid Benefit Plans"); provided, however, that with respect to such First Mid Benefit Plans, Company Employees shall be given credit for service with the Company or the Bank in determining eligibility for and vesting in benefits thereunder, but not for purposes of benefit accrual; provided, further that Company Employees shall not be subject to any waiting periods or pre-existing condition exclusions under the First Mid Benefit Plans to the extent that such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under the Company Benefit Plans; provided, further, that to the extent that the initial period of coverage for Company Employees under any First Mid Benefit Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, Company Employees shall be given credit under the applicable First Mid Benefit Plans for any deductibles and co-insurance payments made by such Company Employees under the Company Benefit Plans during the balance of such 12-month period of coverage. Nothing in the preceding sentence shall obligate First Mid to provide or cause to be provided any benefits duplicative of those provided under any Company Benefit Plan continued pursuant to subparagraph (a) above, including, without limitation, extending participation in any First Mid Benefit Plan which is an "employee pension benefit plan" under ERISA with respect to any year during which allocations are made to Company Employees under the Bank's 401(k) Plan (the "401(k) Plan") .

     6.2 Employment Levels. First Mid agrees that, for a period of 12 months following the Closing Date, it will make employment available to at least 35 of the persons employed by the Company or the Bank immediately prior to Closing Date, at cash compensation (including bonuses at the rates described on Schedule 6.2) no lower than that which such persons were receiving immediately prior to the date of this Agreement or to which First Mid has given its prior written consent under Section 5.1(c) hereof. For any employee of the Company or the Bank who (a) is not party to an Employment Agreement with First Mid, (b) has agreed that the Company or the Bank may employ such person through the end of the month in which the Bank's operations are combined with those of First Mid Bank and (c) is terminated by First Mid other than for cause within the period of 12 months immediately following the Closing Date, First Mid shall pay to such employee the following: base pay at the rate in effect on the date of termination through such date; a bonus at a rate consistent with prior practices of the Company and the Bank (which have resulted in aggregate annual bonuses to all employees of no more than $80,000) prorated through the date of termination; and, in exchange for a release satisfactory to First Mid, severance equal to two weeks of such employee's base pay at the rate in effect on the date of termination, plus 1/26th of the bonus described on Schedule 6.2, for each full year of service with First Mid after the Closing Date and with the Company or the Bank on or prior to the Closing Date up to a maximum severance of $30,000 for any one employee. Such severance shall be paid in a lump sum to such employee as promptly as practicable after the date of termination. Such employee shall not be entitled to receive any other benefits from First Mid or any subsidiary thereof after the date of termination except as otherwise expressly provided herein. Entitlement to continuation of group health coverage for such employee under Section 4980B of the Internal Revenue Code of 1986, as amended, Sections 601 through 609 of ERISA, and applicable state law shall commence on the date of termination. For purposes of this Section 6.2, "cause" shall mean such employee's (a) conviction in a court of law of (or entering a plea of guilty or no contest to) any crime or offense involving fraud, dishonesty or breach of trust or involving a felony; (b) performance of any act which, if known to the customers, clients, stockholders or regulators of First Mid or any affiliate, would materially and adversely impact the business of First Mid or any affiliate; (c) act or omission that causes a regulatory body with jurisdiction over First Mid or any affiliate to demand, request, or recommend that such employee be suspended or removed from any position in which such employee serves with First Mid or any affiliate; or (d) misappropriation of or intentional material damage to the property or business of First Mid or any affiliate.

     6.3 No Rights or Remedies. Nothing in this Article shall confer upon any Company Employee or his or her legal representative, any rights or remedies, including any right to employment, or continued employment, for any specified period, or any nature or kind whatsoever under or by reason of this Agreement.

     6.4 401(k) Plan. The Bank maintains the 401(k) Plan, which shall be terminated effective prior to the Effective Time. The Bank shall also terminate the group annuity contract with Transamerica Life Insurance and Annuity Company held in the name of the Trustees for the 401(k) Plan prior to the Effective Time, so that no provision for payment of 401(k) Plan benefits in the form of annuities shall be available on or after the Effective Time. All 401(k) Plan participants shall fully vest and have a nonforfeitable interest in their accounts under the 401(k) Plan, determined as of the Effective Time. As soon as practicable after the receipt of a favorable determination letter from the IRS as to the tax qualified status of the 401(k) Plan upon its termination under
Section 401(a) of the Code (the "Determination Letter"), distribution of the benefits under the 401(k) Plan shall be made to 401(k) Plan participants pursuant to the terms of the 401(k) Plan; provided that distributions of benefits under the 401(k) Plan may be made in the ordinary course pursuant to the terms of the 401(k) Plan to 401(k) Plan participants who do not remain in the employ of the Company or the Bank or commence employment with First Mid pursuant to Section 6.2. From and after the date of this Agreement, and in anticipation of such determination and distribution, the Company and the Bank and their respective representatives, prior to the Effective Time, and First Mid and the Surviving Corporation and their respective representatives after the Effective Time, shall use reasonable and diligent efforts to apply for and obtain such favorable Determination Letter from the IRS. In the event that the Company and the Bank and their respective representatives prior to the Effective Time, and First Mid and the Surviving Corporation and their respective representatives after the Effective Time, reasonably determine that the 401(k) Plan cannot obtain a favorable Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the 401(k) Plan to lose its tax qualified status, the Company and the Bank prior to the Effective Time, and First Mid and the Surviving Corporation after the Effective Time, shall take such action as they may determine with respect to the distribution of benefits to the 401(k) Plan participants, provided that the assets of the 401(k) Plan shall be held or paid only for the benefit of the 401(k) Plan participants, and provided further that in no event shall any portion of the amounts held in the 401(k) Plan revert, directly or indirectly, to the Company, the Bank, First Mid or the Surviving Corporation. On the effective date of termination of the 401(k) Plan, the 401(k) Plan shall be amended to require, to the extent permitted under Section 401(k) of the Code and regulations thereunder and this Agreement, 401(k) Plan participants who remain in the employ of the Company or the Bank after the Closing or who commence employment with First Mid pursuant to Section 6.2 to directly transfer the balances in their 401(k) Plan accounts on such date that are attributable to pre-tax contributions into accounts under the First Retirement and Savings Plan of First Mid (the "First Mid 401(k) Plan"); provided that the amounts so rolled over shall be invested only in those options available under the First Mid 401(k) Plan on the Closing Date or options added to the First Mid 401(k) Plan thereafter, and, provided further, that the First Mid 401(k) Plan will only accept a transfer of amounts that are not subject to an annuity form of distribution under the terms of the 401(k) Plan or the group annuity contract referred to above. The First Mid 401(k) Plan will accept a direct transfer that satisfies the requirements of the preceding sentence.

                                  ARTICLE VII
                             CONDITIONS PRECEDENT TO
                            OBLIGATIONS OF FIRST MID

     Unless the conditions are waived by First Mid, all obligations of First Mid under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

     7.1 Representations and Warranties; Performance of Agreements. Each of the representations and warranties contained in Article III of this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and each of the representations and warranties contained in
Article III that are not qualified by materiality shall be true and correct in all material respects, except to the extent such representations and warranties speak as of an earlier date, they shall be tested as of such earlier date. The Company shall have performed in all material respects all agreements herein required to be performed by the Company on or before the Closing.

     7.2 Closing Certificate. First Mid shall have received a certificate of the Company signed by a senior executive officer of the Company, dated as of the Closing Date, certifying in such detail as First Mid may reasonably request, as to the fulfillment of the conditions to the obligations of First Mid set forth in this Agreement that are required to be fulfilled by the Company on or before the Closing.

     7.3 Regulatory and Other Approvals. First Mid shall have obtained the approval of all appropriate regulatory entities of the transactions contemplated by this Agreement and the Merger, all required regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the Merger or to obtain substantial damages in respect of such transaction.

     7.4 Approval of Merger and Delivery of Agreement. This Agreement and the Merger shall have been approved by the stockholders of the Company in accordance with the certificate of incorporation and By-Laws of the Company and with the DGCL. The proper officers of the Company shall have executed and delivered to First Mid the Certificate of Merger, in form suitable for filing with the Delaware Secretary of State and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing. The holders of not more than 5% of the shares of Company Common Stock shall have given written demand for appraisal rights in accordance with the DGCL.

     7.5 No Litigation. No suit, action or other proceeding shall have been instituted or threatened in writing seeking to enjoin the consummation of the Merger or to obtain other relief in connection with this Agreement or the transactions contemplated herein that First Mid believes, in good faith and with the written advice of outside counsel, makes it undesirable or inadvisable to consummate the Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Merger or in a determination that the Company or the Bank has failed to comply with applicable legal requirements of a material nature in connection with the Merger or actions preparatory thereto or would have a Material Adverse Effect on the Company and the Bank.

     7.6 Environmental Surveys. First Mid shall have the right, at its sole option and cost, to obtain Phase I environmental audits of all real property or facilities owned or used by either the Company or the Bank in the conduct of their respective businesses, conducted by an independent environmental consultant selected by First Mid. No such environmental audit shall have identified any violation of the Environmental Laws or condition relating to the environment, human health or safety which could reasonably be expected to have a Material Adverse Effect on the Company and the Bank.

     7.7 Opinion of Counsel. First Mid shall have received the opinion of Howard & Howard Attorneys P.C., special counsel for the Company, dated as of the Closing Date, and in form substantially similar to Exhibit A and reasonably satisfactory to First Mid and its counsel.

     7.8 No Adverse Changes. Between the date of this Agreement and the Closing Date, the business of the Company and the Bank, taken as a whole, shall have been conducted in the Ordinary Course of Business, and there shall not have occurred any change or any condition, event, circumstance, fact or occurrence, other than as provided in this Agreement, that would have a Material Adverse Effect on the Company.

     7.9 Voting Agreements. The Voting Agreement, in the form attached hereto as Exhibit B, which has been executed by each of those stockholders of the Company identified therein, shall remain in full force and effect.

     7.10 Termination of Tax Sharing Agreements. The Company shall have terminated, on or before the Effective Time, all agreements of the type described in Section 3.16(b).

     7.11 Consents. The Company shall have obtained or caused to be obtained (a) all written consents required under those Company Material Contracts set forth on Schedule 3.10, and (b) all other written consents, permissions and approvals as required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties required to effect the transactions contemplated by this Agreement where failure to obtain such consents, permissions and approvals would have a Material Adverse Effect on the Company or First Mid's rights under this Agreement.

     7.12 Minimum Net Worth. The Company shall have prepared a balance sheet as of the Closing Date (the "Closing Balance Sheet"), as determined in conformity with past practices and policies of the Company and GAAP applied on a basis consistent with the preparation of the Company Financial Statements, which shall show that shareholders' equity in the Company, adjusted to reflect the following adjustments, specifications and charges (which adjustments, specifications and charges shall be made by the Company on or prior to the Closing Date), shall be equal to or greater than $14,000,000 (the "Minimum Adjusted Net Worth"):


     (a) all professional fees and expenses incurred by the Company prior to the Closing Date, including legal, accounting and other professional fees and expenses, whether in connection with this Agreement and the transactions contemplated hereby or otherwise, shall be expensed by the Company on or prior to the Closing Date; and

     (b) any Loan losses written off, additional reserves against Loan losses taken, or other accounting adjustments made pursuant to Section 5.9 of this Agreement shall be reflected on the Closing Balance Sheet, but only to the extent required under GAAP.

     7.13 Employment Agreements. The Employment Agreement with First Mid, in substantially the form attached hereto as Exhibit C, which has been executed by each of Brian Anderson, Jeffrey Colbert and George Howe and which shall become effective on the Closing Date.

     7.14 Resignations. The directors of the Bank, and such officers of the Bank as First Mid shall designate, shall have submitted their resignations from such positions.

     7.15 Title Policies. With respect to each parcel of real property listed on
Schedule 3.9 that is used by the Bank in its business (the "Real Estate"), the Company shall have furnished to First Mid, at the Company's expense and at least 30 days prior to Closing, either (a) a Title Commitment for delivery of an ALTA Form 1992 Owner's Policy of Title Insurance in the form then customarily issued by the Chicago Title Insurance Company in the amount at which such Real Estate is carried on the Company Financial Statements, to be dated as of the Closing, in each case insuring the Bank's title to such real Estate subject only to the Permitted Encumbrances and the standard printed exceptions; or (b) a date down endorsement to the existing Owner's Policies of Title Insurance to be dated as of the date of Closing, in each case insuring the Bank's title to such Real Estate subject only to the Permitted Encumbrances and the standard printed exceptions (or such other defects or exceptions as the insurer agrees to insure over or First Mid agrees to waive prior to Closing).

     7.16 Other Documents. First Mid shall have received at the Closing such other customary documents, certificates, or instruments as they may have reasonably requested evidencing compliance by the Company with the terms and conditions of this Agreement.


                                  ARTICLE VIII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE COMPANY

     Unless the conditions are waived by the Company, all obligations of the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

     8.1 Representations and Warranties; Performance of Agreements. Each of the representations and warranties contained in Article IV of this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and each of the representations and warranties contained in
Article IV that are not qualified by materiality shall be true and correct in all material respects, except to the extent such representations and warranties speak as of an earlier date, they shall be tested as of such earlier date. First Mid and Merger Co. shall have performed in all material respects all agreements herein required to be performed by them on or before the Closing.

     8.2 Closing Certificates. The Company shall have received certificates signed by a senior executive officer of First Mid dated as of the Closing Date, certifying in such detail as the Company may reasonably request, as to the fulfillment of the conditions to the obligations of First Mid and Merger Co. as set forth in this Agreement on or before the closing.

     8.3 Regulatory and Other Approvals. First Mid shall have obtained the approval of all appropriate regulatory entities of the transactions contemplated by this Agreement and the Merger, all required regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the Merger or to obtain substantial damages in respect of such transaction.

     8.4 Approval of Merger and Delivery of Agreement. This Agreement and the Merger shall have been approved by First Mid as stockholder of Merger Co. and the stockholders of the Company in accordance with the respective certificates of incorporation and By-Laws of Merger Co. and the Company and with the DGCL. The proper officers of Merger Co. shall have executed and delivered to the Company Certificate of Merger, in form suitable for filing with the Delaware Secretary of State and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing.

     8.5 No Litigation. No suit, action or other proceeding shall have been instituted or threatened in writing seeking to enjoin the consummation of the Merger or to obtain other relief in connection with this Agreement or the transactions contemplated herein that the Company believes, in good faith and with the written advice of outside counsel, makes it undesirable or inadvisable to consummate the Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Merger or in a determination that First Mid has failed to comply with applicable legal requirements of a material nature in connection with the Merger or actions preparatory thereto or would have a Material Adverse Effect on First Mid.

     8.6 Opinion of Counsel. The Company shall have received the opinion of Schiff Hardin LLP, special counsel for First Mid, dated as of the Closing Date, and in form substantially similar to Exhibit D and reasonably satisfactory to the Company and its counsel.

     8.7 Other Documents. The Company shall have received at the Closing all such other customary documents, certificates, or instruments as they may have reasonably requested evidencing compliance by First Mid with the terms and conditions of this Agreement.

                                   ARTICLE IX
            NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     9.1 Non-Survival. None of the representations, warranties, covenants and agreements in this Agreement shall survive the Effective Time, except for those covenants or agreements contained herein which by their terms apply in whole or in part after the Effective Time.

                                   ARTICLE X
                                     GENERAL

     10.1 Expenses. Except as otherwise provided in this Section 10.1, all costs and expenses incurred in the consummation of this transaction, including any brokers' or finders' fees, shall be paid by the Party incurring such cost or expense.

     (a) The Company shall bear and pay the costs and expenses incurred in connection with the preparation and mailing of the Proxy Statement.

     (b) In the event that this Agreement is terminated by First Mid because the Company committed a material breach of its material obligations under this Agreement, unless such breach is a result of the failure by First Mid to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date of such termination, then, provided First Mid is in material compliance with all of its material obligations under this Agreement, the Company shall reimburse First Mid in an amount, not to exceed $250,000, for the out-of-pocket expenses and costs, subject to verification thereof, that First Mid (i) has incurred in furtherance of this Agreement and the transactions contemplated herein and (ii) is reasonably expected to incur as a result of the Company's breach of this Agreement, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of First Mid; provided, however, that except as provided in Section 10.1(c), such sums shall constitute liquidated damages and the receipt thereof shall be First Mid's sole and exclusive remedy under this Agreement. Notwithstanding the foregoing, if this Agreement is terminated by First Mid as a result of the Company's willful breach of this Agreement (which shall not include termination of this Agreement pursuant to Section 5.8), then in addition to recovery of its out-of-pocket expenses and costs, First Mid shall be entitled to recover such other amounts, including consequential damages, as it may be entitled to receive at law or in equity.

     (c) In the event that this Agreement is terminated (i) by First Mid as a result of a breach by the Company of its covenant in Section 5.8(a); (ii) by the Company or First Mid pursuant to Section 10.2(a)(v); (iii) in the event that the stockholders of the Company do not approve this Agreement and the Merger by the requisite vote thereof on or before the date specified in Section 10.2(a)(ii); or (iv) pursuant to Sections 10.2(a)(ii) or 10.2(a)(iii) and within six months after the date of such termination the Company or the Bank has either consummated or entered into a definitive agreement relating to an Acquisition Proposal which was made known to any member of the Company Board and not disclosed to First Mid prior to the date of such termination; then the Company shall pay to First Mid a termination fee equal to $1,000,000. The payment of such sum shall constitute liquidated damages and the receipt thereof shall be First Mid's sole and exclusive remedy under this Agreement.

     (d) In the event that this Agreement is terminated by the Company because First Mid committed a material breach of its material obligations under this Agreement, unless such breach is a result of the failure by the Company or the Bank to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date of such termination, then, provided the Company is in material compliance with all of its material obligations under this Agreement, First Mid shall reimburse the Company in an amount, not to exceed $250,000, for the out-of-pocket expenses, subject to verification thereof, that the Company
(i) has incurred in furtherance of this Agreement and the transactions contemplated herein and (ii) is reasonably expected to incur as a result of First Mid's breach of this Agreement, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of the Company; provided, however, that such sums shall constitute liquidated damages and the receipt thereof shall be the Company's sole and exclusive remedy under this Agreement. Notwithstanding the foregoing, if this Agreement is terminated by the Company as a result of First Mid's willful breach of this Agreement, then in addition to recovery of its out-of-pocket expenses and costs, the Company shall be entitled to recover such other amounts, including consequential damages, as it may be entitled to receive at law or in equity.

     (e) In the event this Agreement is terminated pursuant to Section 10.2(a)(ii) because First Mid fails to obtain all of the necessary regulatory approvals described in Sections 7.3 and 8.3 for any reason other than regulatory matters relating solely to the Company or the Bank, First Mid shall pay to the Company $250,000, provided, however, that such sums shall constitute liquidated damages and the receipt thereof shall be the Company's sole and exclusive remedy under this Agreement.

     (f) In the event this Agreement is terminated pursuant to Section 10.2(a)(ii) because First Mid fails to obtain all of the necessary regulatory approvals described in Sections 7.3 and 8.3 because of regulatory matters relating solely to the Company or the Bank, the Company shall pay to First Mid $250,000, provided, however, that except as provided in Section 10.1(c), such sums shall constitute liquidated damages and the receipt thereof shall be First Mid's sole and exclusive remedy under this Agreement. All costs and expenses reasonably estimated to have been incurred by the Company shall be either paid or accrued for on or prior to the Closing Date; provided, however, that nothing in this Section 10.1 shall be deemed to relieve the Surviving Company of its liability to pay any expenses incurred in connection with this Agreement following the Closing.

     10.2 Termination

     (a) This Agreement may be terminated:

          (i) at any time by written agreement between First Mid and the Company;

          (ii) by either First Mid or the Company if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its material obligations under this Agreement) by June 30, 2006, or such later date agreed to by the Parties, provided, however, that such termination date shall automatically be extended until July 31, 2006, if the sole impediment to Closing is a delay in the Federal Reserve's approval of the Federal Reserve Application;

          (iii) by First Mid by written notice to the Company, if (A) any of the conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of First Mid to comply with its obligations under this Agreement); and (B) First Mid has not waived such condition on or before the Closing Date;

          (iv) by the Company by written notice to First Mid, if (A) any of the conditions in Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or the Bank to comply with its obligations under this Agreement); and (B) the Company has not waived such condition on or before the Closing Date; or

          (v) by the Company, if pursuant to Section 5.8(b) the Company Board determines that its fiduciary duties require it to accept an unsolicited Acquisition Proposal from a third party, or by First Mid if an Acquisition Proposal from a third party is accepted by the Company or consummated, in each case by written notice to the other Party.

     (b) Any termination of this Agreement shall not affect any rights accrued prior to such termination.

     10.3 Confidential Information. First Mid and the Company each covenant that, in the event the transactions contemplated by this Agreement are not consummated, each such Party will keep in strict confidence and return all documents containing any information concerning the properties, business, and assets of the other Party that may have been obtained in the course of negotiations or examination of the affairs of each other Party either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public or outside sources), except to the extent that disclosure is required by judicial process or governmental or regulatory authorities.

     10.4 Tax Treatment. The parties agree that the Merger is intended to be treated as an acquisition by First Mid of the stock of the Company for federal and state income tax purposes, and agree to take no position inconsistent with such treatment.

     10.5 Non-Assignment. Neither this Agreement nor any of the rights, interests or obligations of the Parties under this Agreement shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party. Notwithstanding the foregoing, First Mid or Merger Co. may assign its rights hereunder to another wholly owned subsidiary of First Mid. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties.

     10.6 Notices. All notices, requests, demands, and other communications provided for in this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) the third business day after being deposited in the United States mail, registered or certified mail (return receipt requested), or (c) the first business day after being deposited with Federal Express or any other recognized national overnight courier service, in each case addressed as follows:

                  (i) If to the Company, addressed to:

                           Mansfield Bancorp, Inc.
                           #1 Jefferson Street
                           P.O. Box 241
                           Mansfield, IL 61854
                           Attention:  George W. Howe, President

                           with a copy to:

                           Theodore L. Eissfeldt
                           Howard & Howard Attorneys PC
                           One Technology Plaza
                           211 Fulton Street, Suite 600
                           Peoria, IL 61602-1350

                  (ii) If to First Mid, addressed to:

                           First Mid-Illinois Bancshares, Inc.
                           P.O. Box 499
                           Mattoon, Illinois  61938-0490
                           Attention:  William S. Rowland, Chairman

                           with a copy to:

                           Peter L. Rossiter
                           Schiff Hardin LLP
                           6600 Sears Tower
                           Chicago, Illinois 60606-6473

     10.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

     10.8 Knowledge. References in this Agreement to the "knowledge" of a party shall mean, with respect to a natural person, the actual knowledge of such person after reasonable investigation and with respect to an entity, the actual knowledge of its officers and directors after reasonable investigation.

     10.9 Interpretation. The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole. Article, Section, Exhibit and Schedule references are to the Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," "including" or similar expressions are used in this Agreement, they will be understood to be followed by the words "without limitation." The words describing the singular shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations, partnerships and other entities and vice versa. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

     10.10 Entire Agreement. This Agreement, including the Schedules and agreements delivered pursuant hereto, and the Confidentiality Agreement, sets forth the entire understanding of the Parties and supersedes all prior agreements, arrangements, and communications, whether oral or written. This Agreement shall not be modified or amended other than by written agreement of the parties hereto.

     10.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflicts of laws principles thereof.

     10.12 Severability. In the event that a court of competent jurisdiction shall finally determine that any provision of this Agreement or any portion thereof is unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision and portion thereof that is not invalidated by such determination shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the state whose laws are deemed to govern enforceability.


                          ** Signature Page Follows **

     IN WITNESS WHEREOF, First Mid, Merger Co. and the Company have each executed this Agreement and Plan of Merger as of the day and year first written above.

                                   FIRST MID-ILLINOIS BANCSHARES, INC.


                                   By:      /s/ William S. Rowland
                                   Name:    William S. Rowland
                                   Title:   Chairman and Chief Executive Officer


                                   FIRST MID MERGER COMPANY


                                   By:      /s/ William S. Rowland
                                   Name:    William S. Rowland
                                   Title:   President


                                   MANSFIELD BANCORP, INC.


                                   By:      /s/ George W. Howe
                                   Name:    George W. Howe
                                   Title:   President

                                    EXHIBIT A

                       Form of Opinion of Company Counsel

     (a) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, is a corporation validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Illinois.

     (b) The Bank is an Illinois state bank, duly chartered and organized, validly existing and currently authorized to transact the business of banking under the laws of the State of Illinois and is a member bank of the Federal Reserve System.

     (c) The authorized capital stock of the Company consists of 4,000 shares of common stock, par value $100 per share. To our knowledge, immediately prior to the Effective Time (as defined in the Merger Agreement) there are 1,491 shares of common stock issued and outstanding and 509 shares of common stock held in treasury. The issued and outstanding shares of common stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. The common stock of the Company is subject to no preferences, qualifications, limitations, restrictions or special or relative rights under the Company's certificate of incorporation. To our knowledge, there are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Company any shares of capital stock of the Company, whether now or hereafter authorized or issued.

     (d) The authorized capital stock of the Bank consists of 2,000 shares of common stock, par value $100 per share. To our knowledge, all of such shares of common stock are issued and outstanding, and no shares are held in treasury. The issued and outstanding shares of common stock of the Bank have been duly authorized and validly issued and are fully paid and nonassessable (except as provided in the Illinois Banking Act) and owned by the Company. To our knowledge, there are no options, agreements, contracts or other rights in existence to purchase or acquire from the Bank any shares of capital stock of the Bank, whether now or hereafter authorized or issued.

     (e) The Company has the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, and the execution, delivery and the performance of the Company's obligations under the Merger Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company.

     (f) The Merger Agreement has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

     (g) The execution and delivery of the Merger Agreement by the Company do not, and the performance by the Company of its obligations under the Merger Agreement will not, (i) violate or conflict with the certificate of incorporation or by-laws of the Company or the charter or by-laws of the Bank,
(ii) violate the Delaware General Corporation Law, as amended, or any other law, rule or regulation applicable to the Company or the Bank, (iii) violate any judgment, injunction, court order or decree which is listed on the Officer's Certificate of the Company attached to this opinion letter or (iv) breach, result in any default or give rise to any right of termination, cancellation or acceleration under any note, bond, mortgage, indenture, instrument or other agreement listed on the Officer's Certificate of the Company attached to this opinion letter.

     (h) The execution, delivery and performance by the Company of the Merger Agreement do not require any consents or approvals of, or filings or registrations with, any Governmental Authority (as such term is defined in the Merger Agreement) or with any third party, except such as have been obtained or made pursuant to the Merger Agreement.

     In rendering its opinion, such counsel may rely as to matters of fact upon such certificates of the officers of the Company and the Bank or governmental officials as such counsel deems appropriate.

                                    EXHIBIT B

                                Voting Agreement

     This Agreement ("Agreement") is made and entered into as of the ___ day of February, 2006, by and between the undersigned stockholders (each, a "Stockholder," and collectively, the "Stockholders"), of Mansfield Bancorp, Inc., a Delaware corporation (the "Company"), and First Mid-Illinois Bancshares, Inc., a Delaware corporation ("First Mid").

     WITNESSETH:

     WHEREAS, the Company, First Mid and First Mid Merger Company, a Delaware corporation and a wholly-owned subsidiary of First Mid, have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") (capitalized terms used but not defined in this Agreement shall have the meanings given them in the Merger Agreement);

     WHEREAS, each of the Stockholders is a director or executive officer of the Company or its wholly owned subsidiary, Peoples State Bank of Mansfield;

     WHEREAS, it is a condition precedent to First Mid's obligations under the Merger Agreement that the Stockholders shall have executed and delivered this Agreement, solely in their capacities as stockholders of the Company; and

     WHEREAS, each Stockholder owns and is entitled to vote the number of issued and outstanding shares of common stock of the Company (the "Company Common Shares") set forth opposite such Stockholder's name on Schedule 1 attached hereto and has agreed to vote such Stockholder's Company Common Shares pursuant to the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the Stockholders and First Mid hereby agree as follows:

     Section 1. Voting of Shares. Each Stockholder hereby agrees that at any meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company, such Stockholder shall vote the Company Common Shares which such Stockholder owns and is entitled to vote (a) in favor of the transactions contemplated by the Merger Agreement, (b) against any action or agreement which would result in a breach of any term of, or any other obligation of the Company under, the Merger Agreement, and (c) against any action or agreement which would impede, interfere with or attempt to discourage the transactions contemplated by the Merger Agreement; provided, however, that nothing in this Agreement shall prevent a Stockholder, in his or her capacity as a director of the Company, from discharging his or her fiduciary duties to the Company. Each Stockholder agrees that the Company shall be authorized to include in any proxy material transmitted to stockholders of the Company, a statement to the effect that the Stockholder is a party to this Agreement and has committed to vote in favor of the transactions contemplated by the Merger Agreement.

     Section 2. Term of Agreement. This Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (i) the Effective Time (as defined in the Merger Agreement), or (ii) the termination of the Merger Agreement in accordance with its terms, which includes termination in the event the Company Board determines that its fiduciary duties require it to accept an unsolicited Acquisition Proposal from a third party pursuant to Section 5.8(b) of the Merger Agreement.

     Section 3. Covenants of Stockholders. Each Stockholder agrees not to, except to the extent required by this Agreement, grant any proxies, deposit any Company Common Shares into a voting trust or enter into a voting agreement with respect to any Company Common Shares or, without the prior written approval of First Mid, solicit, initiate or encourage any inquiries or proposals for a merger or other business combination involving the Company.

     Section 4. Representations and Warranties of Stockholders. Each Stockholder represents and warrants to First Mid that, except as noted on Schedule 1: (a) such Stockholder owns and is entitled to vote in accordance with such Stockholder's commitments under this Agreement the number of Company Common Shares set forth opposite his or her name on Schedule 1 hereto, and, except as disclosed on Schedule 3.3(a) of the Merger Agreement, does not own or have any right to acquire any Company Common Shares not listed on Schedule 1; (b) such Stockholder has the right, power and authority to execute, deliver and perform under this Agreement; such execution, delivery and performance will not violate, or require any consent, approval, or notice under any provision of law or result in the breach of any outstanding agreements or instruments to which such Stockholder is a party or is subject; and this Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder, enforceable in accordance with its terms; (c) except as set forth in the next sentence, such Stockholder's Company Common Shares listed as owned on Schedule 1 hereto are now and will remain owned by such Stockholder, free and clear of all voting trusts, voting agreements, proxies, liens, claims, liabilities, security interests, marital property rights or any other encumbrances whatsoever (other than (i) pledges for loans entered into in the ordinary course and (ii) rights of First Mid and encumbrances respecting such Company Common Shares created pursuant to this Agreement or the Merger Agreement); and (d) other than this Agreement and the Merger Agreement, there are no outstanding options, warrants or rights to purchase or acquire, or agreements related to, such Stockholder's Company Common Shares. Notwithstanding anything contained in this Agreement to the contrary, at any time prior to the Closing, each Stockholder shall be permitted to transfer ownership and voting rights of up to an aggregate of five percent (5%) of such Stockholder's Company Common Shares listed as owned on Schedule 1 to a family member of such Stockholder without obtaining First Mid's prior consent or approval of such transfer. For purposes of the preceding sentence, "family member" shall mean any child, step-child, grandchild, parent, step-parent, grandparent, spouse, sibling, nephew, niece, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

     Section 5. Representations and Warranties of First Mid. First Mid has the right, power and authority to execute and deliver this Agreement; such execution and delivery will not violate, or require any consent, approval, or notice under any provision of law or result in the breach of any outstanding agreements or instruments to which First Mid is a party or is subject; and this Agreement has been duly executed and delivered by First Mid and constitutes a legal, valid and binding agreement of First Mid, enforceable in accordance with its terms.

     Section 6. Transferability. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that First Mid may assign this Agreement to a direct or indirect wholly owned subsidiary or affiliate of First Mid, provided that no such assignment shall relieve First Mid of its obligations hereunder.

     Section 7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed by any of the Stockholders in accordance with its specific terms or was otherwise breached. It is accordingly agreed that First Mid shall be entitled to injunctive relief to prevent breaches of this Agreement by the Stockholders and to enforce specifically the terms and provisions hereof in addition to any other remedy to which First Mid is entitled at law or in equity.

     Section 8. Further Assurances. Each Stockholder agrees to execute and deliver all such further documents and instruments and take all such further action as may be necessary or appropriate in order to consummate the transactions contemplated hereby.

     Section 9. Entire Agreement and Amendment.

          (a) Except for the Merger Agreement and its ancillary agreements and instruments, this Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect hereto.

          (b)  This  Agreement  may  not  be  modified,   amended,   altered  or
     supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     Section 10. Notices. Each notice, demand or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been properly given when delivered personally at the address set forth herein for First Mid or the address on Schedule 1 for each of the Stockholders, when sent by facsimile or other electronic transmission to the respective facsimile transmission numbers of the parties with telephone confirmation of receipt, or the day after sending by recognized overnight courier or if by the United States registered or certified mail, return receipt requested, postage prepaid two days after deposit therein.

     Section 11. General Provisions. This Agreement shall be governed by the laws of the State of Illinois. This Agreement may be executed in counterparts, each of which shall be deemed to be an original. Headings are for convenience only and shall not affect the meaning of this Agreement. Any term of this Agreement which is invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms of this Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

First Mid-Illinois Bancshares, Inc., a Delaware corporation:


By:
   -----------------------------------------------------------

Its:
    ----------------------------------------------------------


Address for Notices:                             With a copy to:

     First Mid-Illinois Bancshares, Inc.            Melissa J. Krasnow
     P.O. Box 499                                   Schiff Hardin LLP
     Mattoon, Illinois  61938                       6600 Sears Tower
     Attn:  William S. Rowland                      Chicago, Illinois 60606-6473
     Chairman                                       Facsimile No.: 312) 258-5600
     Facsimile No.:  (217) 258-0485

Stockholders:


--------------------------------------   --------------------------------------
George Howe                              Robert Hardy

--------------------------------------   --------------------------------------
Alta Mitchell                            Brian Anderson

--------------------------------------   --------------------------------------
Robert Chambers                          Stanley Huffstutler

--------------------------------------   --------------------------------------
Robert O'Malley                          Jeffrey Colbert

--------------------------------------   --------------------------------------
Richard Colbert                          Gary Winans

                                   Schedule 1

     Name, Address and Facsimile                     Number of Company Common
         Number of Stockholder                       Shares Owned by Stockholder

         George Howe                                          395
         Robert Hardy                                         100
         Alta Mitchell                                         57
         Brian Anderson                                        22
         Robert Chambers                                       80*
         Stanley Huffstutler                                   35
         Robert O'Malley                                       80
         Jeffrey Colbert                                       20
         Richard Colbert                                        7
         Gary Winans                                            5

The address and facsimile number for each of the above stockholders is:

         c/o George Howe
         Peoples State Bank of Mansfield
         P.O. Box 579 Mansfield, Illinois 61854
         (217) 489-9321

*Note:  20 shares are pledged to secure a loan

                                    EXHIBIT C

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into this ___ day of _________, 2006, by and between First Mid-Illinois Bancshares, Inc. ("the Company"), a corporation with its principal place of business located in Mattoon, Illinois, and __________ ("Manager"); provided, however, that this Agreement shall become effective on the Closing Date (the "Closing Date") as defined in the Agreement and Plan of Merger of even date herewith by and among the Company, First Mid Merger Company and Mansfield Bancorp, Inc.

     In consideration of the promises and mutual covenants and agreements contained herein, the parties hereto acknowledge and agree as follows:

                                   ARTICLE ONE
                          TERM AND NATURE OF AGREEMENT

1.01 Term of Agreement. The term of this Agreement shall commence as of the Closing Date and shall continue until __________, 200__; provided, that the term of this Agreement shall end if and when the Manager's employment terminates in the manner described in Section 4.01 or 4.02 of this Agreement. Thereafter, unless Manager's employment with the Company has been previously terminated, Manager shall continue his employment with the Company on an at will basis and, except as provided in Articles Five, Six and Seven, this Agreement shall terminate unless extended by mutual written agreement.

1.02 Employment. The Company agrees to employ Manager and Manager accepts such employment by the Company on the terms and conditions herein set forth. The duties of Manager shall be determined by the Company's Chief Executive Officer and Manager shall adhere to the policies and procedures of the Company and shall follow the supervision and direction of the Chief Executive Officer or his designee in the performance of such duties. During the term of his employment, Manager agrees to devote his full working time, attention and energies to the diligent and satisfactory performance of his duties hereunder. Manager shall not, while he is employed by the Company, engage in any activity which would (a) interfere with, or have an adverse effect on, the reputation, goodwill or any business relationship of the Company or any of its subsidiaries; (b) result in economic harm to the Company or any of its subsidiaries; or (c) result in a breach of Section Six of the Agreement.

                                   ARTICLE TWO
                            COMPENSATION AND BENEFITS

     While Manager is employed with the Company during the term of this Agreement, the Company shall provide Manager with the following compensation and benefits:

2.01 Base Salary. The Company shall pay Manager an annual base salary of $_______ per fiscal year, payable in accordance with the Company's customary payroll practices for management employees. The Chief Executive Officer or his designee may review and adjust Manager's base salary from year to year; provided, however, that during the term of Manager's employment, the Company shall not decrease Manager's base salary.

2.02 Incentive Compensation Plan. Manager shall participate in the First Mid-Illinois Bancshares, Inc. Incentive Compensation Plan in accordance with the terms and conditions of such Plan. Pursuant to the Plan, Manager shall have an opportunity to receive incentive compensation of up to a maximum of 15% of Manager's annual base salary. The incentive compensation payable for a particular fiscal year will be based upon the attainment of the performance goals in effect under the Plan for such year and will be paid in accordance with the terms of the Plan and at the sole discretion of the Board.

2.03 Vacation. Manager shall be entitled to ___ (__) weeks of paid vacation each year during the term of this Agreement.

2.04 Other Benefits. Manager shall be eligible (to the extent he qualifies) to participate in any other retirement, health, accident and disability insurance, or similar employee benefit plans as may be maintained from time to time by the Company for its other management employees subject to and on a consistent basis with the terms, conditions and overall administration of such plans.

2.05 Business Expenses. Manager shall be entitled to reimbursement by the Company for all reasonable expenses actually and necessarily incurred by him on its behalf in the course of his employment hereunder and in accordance with expense reimbursement plans and policies of the Company from time to time in effect for management employees.

2.06 Withholding. All salary, incentive compensation and other benefits provided to Manager pursuant to this Agreement shall be subject to withholding for federal, state or local taxes, amounts withheld under applicable employee benefit plans, policies or programs, and any other amounts that may be required to be withheld by law, judicial order or otherwise or by agreement with, or consent of, Manager.

                                  ARTICLE THREE
                                DEATH OF MANAGER

     This Agreement  shall  terminate  prior to the end of the term described in
Section 1.01 upon Manager's termination of employment with the Company due to his death. Upon Manager's termination due to death, the Company shall pay Manager's estate the amount of Manager's base salary plus his accrued but unused vacation time earned through the date of such death and any incentive compensation earned for the preceding fiscal year that is not yet paid as of the date of such death.

                                  ARTICLE FOUR
                            TERMINATION OF EMPLOYMENT

     Manager's employment with the Company may be terminated by Manager or by the Company at any time for any reason. Upon Manager's termination of employment prior to the end of the term of the Agreement, the Company shall pay Manager as follows:

4.01 Termination by the Company for Other than Cause. If the Company terminates Manager's employment for any reason other than Cause, the Company shall pay Manager the following:

     (a) An amount equal to Manager's monthly base salary in effect at the time of such termination of employment for a period of twelve (12) months thereafter. Such amount shall be paid to Manager periodically in accordance with the Company's customary payroll practices for management employees; provided, however, that Company may delay payment of such amount to the extent required by law.

     (b) The base salary and accrued but unused paid vacation time earned through the date of termination and any incentive compensation earned for the preceding fiscal year that is not yet paid.

     (c) Continued coverage for Manager and/or Manager's family under the Company's health plan pursuant to Title I, Part 6 of the Employee Retirement Income Security Act of 1974 ("COBRA") and for such purpose the date of Manager's termination of employment shall be considered the date of the "qualifying event" as such term is defined by COBRA. During the period beginning on the date of such termination and ending at the end of the period described in Section 4.01(a), Manager shall be charged for such coverage in the amount that he would have paid for such coverage had he remained employed by the Company, and for the duration of the COBRA period, Manager shall be charged for such coverage in accordance with the provisions of COBRA.

     For purposes of this Agreement, "Cause" shall mean Manager's (i) conviction in a court of law of (or entering a plea of guilty or no contest to) any crime or offense involving fraud, dishonesty or breach of trust or involving a felony;
(ii) performance of any act which, if known to the customers, clients, stockholders or regulators of the Company, would materially and adversely impact the business of the Company; (iii) act or omission that causes a regulatory body with jurisdiction over the Company to demand, request, or recommend that Manager be suspended or removed from any position in which Manager serves with the Company; (iv) substantial nonperformance of any of his obligations under this Agreement; (v) misappropriation of or intentional material damage to the property or business of the Company or any affiliate; or (vi) breach of Article Five or Six of this Agreement.

4.02 Termination Following a Change in Control. Notwithstanding Section 4.01, if, following a Change in Control and prior to the end of the term of this Agreement, Manager's employment is terminated by the Company (or any successor thereto) for any reason other than Cause, or if Manager terminates his employment because of a decrease in his then current base salary or a substantial diminution in his position and responsibilities, the Company (or any successor thereto) shall pay Manager the following:

     (a) An amount equal to Manager's monthly base salary in effect at the time of such termination of employment for a period of twelve (12) months thereafter. Such amount shall be paid in accordance with the Company's or successor's customary payroll practices for management employees.

     (b) The base salary and accrued but unused paid vacation time earned through the date of termination and any incentive compensation earned for the preceding fiscal year that is not yet paid.

     (c) Continued coverage for Manager and/or Manager's family under the Company's health plan pursuant to Title I, Part 6 of the Employee Retirement Income Security Act of 1974 ("COBRA") and for such purpose the date of Manager's termination of employment shall be considered the date of the "qualifying event" as such term is defined by COBRA. During the period beginning on the date of such termination and ending at the end of the period described in Section 4.02(a), Manager shall be charged for such coverage in the amount that he would have paid for such coverage had he remained employed by the Company, and for the duration of the COBRA period, Manager shall be charged for such coverage in accordance with the provisions of COBRA.

     For purposes of this Agreement, "Change in Control" shall have the meaning as set forth in the First Mid-Illinois Bancshares, Inc. 1997 Stock Incentive Plan.

4.03 Other Termination of Employment. If, prior to the end of the term of this Agreement, the Company terminates Manager's employment for Cause, or if Manager terminates his employment for any reason other than as described in Section 4.02 above, the Company shall pay Manager the base salary and accrued but unused paid vacation time earned through the date of such termination and any incentive compensation earned for the preceding fiscal year that is not yet paid.

                                  ARTICLE FIVE
                            CONFIDENTIAL INFORMATION

5.01 Non-Disclosure of Confidential Information. During his employment with the Company, and after his termination of such employment with the Company, Manager shall not, in any form or manner, directly or indirectly, use, divulge, disclose or communicate to any person, entity, firm, corporation or any other third party, any Confidential Information, except as required in the performance of Manager's duties hereunder, as required by law or as necessary in conjunction with legal proceedings.

5.02 Definition of Confidential Information. For the purposes of this Agreement, the term "Confidential Information" shall mean any and all information either developed by Manager during his employment with the Company and used by the Company or its affiliates or developed by or for the Company or its affiliates of which Manager gained knowledge by reason of his employment with the Company that is not readily available in or known to the general public or the industry in which the Company or any affiliate is or becomes engaged. Such Confidential Information shall include, but shall not be limited to, any technical or non-technical data, formulae, compilations, programs, devices, methods, techniques, procedures, manuals, financial data, business plans, lists of actual or potential customers, lists of employees and any information regarding the Company's or any affiliate's products, marketing or database. The Company and Manager acknowledge and agree that such Confidential Information is extremely valuable to the Company and may constitute trade secret information under applicable law. In the event that any part of the Confidential Information becomes generally known to the public through legitimate origins (other than by the breach of this Agreement by Manager or by other misappropriation of the Confidential Information), that part of the Confidential Information shall no longer be deemed Confidential Information for the purposes of this Agreement, but Manager shall continue to be bound by the terms of this Agreement as to all other Confidential Information.

5.03 Delivery upon Termination. Upon termination of Manager's employment with the Company for any reason, Manager shall promptly deliver to the Company all correspondence, files, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, and any other documents or data concerning the Company's or any affiliate's customers, database, business plan, marketing strategies, processes or other materials which contain Confidential Information, together with all other property of the Company or any affiliate in Manager's possession, custody or control.

                                   ARTICLE SIX
                   NON-COMPETE AND NON-SOLICITATION COVENANTS

6.01 Covenant Not to Compete. During the term of this Agreement and for a period of one year following the later of (i) the termination of Manager's employment for any reason or (ii) the last day of the term of the Agreement, Manager shall not, on behalf of himself or on behalf of another person, corporation, partnership, trust or other entity, within the Illinois counties of Champaign, Piatt, DeWitt or McLean:

     (a) Directly or indirectly own, manage, operate, control, participate in the ownership, management, operation or control of, be connected with or have any financial interest in, or serve as an officer, employee, advisor, consultant, agent or otherwise to any person, firm, partnership, corporation, trust or other entity which owns or operates a business similar to that of the Company or its affiliates.

     (b) Solicit for sale, represent, and/or sell Competing Products to any person or entity who or which was the Company's customer or client during the last year of Manager's employment. "Competing Products," for purposes of this Agreement, means products or services which are similar to, compete with, or can be used for the same purposes as products or services sold or offered for sale by the Company or any affiliate or which were in development by the Company or any affiliate within the last year of Manager's employment.

6.02  Covenant Not to Solicit.  For a period of one year  following the later of
(i) the termination of Manager's employment for any reason or (ii) the last day of the term of this Agreement, Manager shall not:

     (a) Attempt in any manner to solicit from any client or customer business of the type performed by the Company or any affiliate or persuade any client or customer of the Company or any affiliate to cease to do such business or to reduce the amount of such business which any such client or customer has customarily done or contemplates doing with the Company or any affiliate, whether or not the relationship between the Company or affiliate and such client or customer was originally established in whole or in part through Manager's efforts.

     (b) Render any services of the type rendered by the Company or any affiliate for any client or customer of the Company.

     (c) Solicit or encourage, or assist any other person to solicit or encourage, any employees, agents or representatives of the Company or an affiliate to terminate or alter their relationship with the Company or any affiliate.

     (d) Cause to be done, directly or indirectly, any acts which may impair the relationship between the Company or any affiliate with their respective clients, customers or employees.

                                  ARTICLE SEVEN
                                    REMEDIES

     Manager acknowledges that compliance with the provisions of Articles Five and Six herein is necessary to protect the business, goodwill and proprietary information of the Company and that a breach of these covenants will irreparably and continually damage the Company for which money damages may be inadequate. Consequently, Manager agrees that, in the event that he breaches or threatens to breach any of these provisions, the Company shall be entitled to both (a) a temporary, preliminary or permanent injunction in order to prevent the continuation of such harm; and (b) money damages insofar as they can be determined. In addition, the Company will cease payment of all compensation and benefits under Articles Three and Four hereof. In the event that any of the provisions, covenants, warranties or agreements in this Agreement are held to be in any respect an unreasonable restriction upon Manager or are otherwise invalid, for whatsoever cause, then the court so holding shall reduce, and is so authorized to reduce, the territory to which it pertains and/or the period of time in which it operates, or the scope of activity to which it pertains or effect any other change to the extent necessary to render any of the restrictions of this Agreement enforceable.

                                  ARTICLE EIGHT
                                  MISCELLANEOUS

8.01 Successors and  Assignability.

     (a) No rights or obligations of the Company under this Agreement may be transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     (b) No rights or obligations of Manager under this Agreement may be assigned or transferred by Manager other than his rights to payment or benefits hereunder which may be transferred only by will or the laws of descent and distribution.

8.02 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and may not be modified except in writing by the parties hereto; provided, however, that any amendment or modification that the Company in its sole discretion deems necessary to comply with the American Jobs Creation Act, and regulations promulgated thereunder, shall not require the consent of Manager as long as such amendment or modification does not reduce the absolute dollar amount of benefits payable hereunder. Furthermore, the parties hereto specifically agree that all prior agreements, whether written or oral, relating to Manager's employment by the Company shall be of no further force or effect from and after the date hereof.

8.03 Severability. If any phrase, clause or provision of this Agreement is deemed invalid or unenforceable, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous or unduly restrictive, it shall not be stricken in its entirety and held totally void and unenforceable, but shall be deemed rewritten and shall remain effective to the maximum extent permissible within reasonable bounds.

8.04 Controlling Law and Jurisdiction. This Agreement shall be governed by and interpreted and construed according to the laws of the State of Illinois. The parties hereby consent to the jurisdiction of the state and federal courts in the State of Illinois in the event that any disputes arise under this Agreement.

8.05 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day after delivery to an overnight courier service; (c) on the day of transmission if sent via facsimile to the facsimile number given below; or (d) on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

             If to Manager:     ________________________
                                ________________________
                                ________________________

            If to the Company:  First Mid-Illinois Bancshares, Inc.
                                1515 Charleston Avenue
                                Mattoon, IL 61938

                                Facsimile: 217-258-0485
                                Attention: Chairman and Chief Executive Officer

     Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   FIRST MID-ILLINOIS BANCSHARES, INC.


                                   By: ____________________________________
                                   Title: ___________________________________

                                   MANAGER:

                                   _________________________________________

                                    EXHIBIT D

                      Form of Opinion of First Mid Counsel

     (a) First Mid is duly registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended, is a corporation validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Illinois.

     (b) First Mid Merger Company is a corporation validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Illinois.

     (c) Each of First Mid and Merger Co. has the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, and the execution and delivery of and the performance of the obligations by First Mid and Merger Co. have been duly authorized by all necessary corporate action on the part of First Mid and Merger Co.

     (d) The Merger Agreement has been duly executed and delivered by First Mid and Merger Co. and constitutes a valid, binding and enforceable obligation of First Mid and Merger Co., subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

     (e) The execution and delivery of the Merger Agreement by First Mid and Merger Co. do not, and the performance by First Mid and Merger Co. of the obligations under the Merger Agreement will not, (i) violate or conflict with the certificate of incorporation or by-laws of First Mid or Merger Co., (ii) violate the Delaware General Corporation Law, as amended, or any other law, rule or regulation applicable to First Mid or Merger Co., (iii) violate any judgment, injunction, court order or decree which is listed on the Officer's Certificate of First Mid attached to this opinion letter or (iv) breach, result in any default or give rise to any right of termination, cancellation or acceleration under any note, bond, mortgage, indenture, instrument or agreement which is filed as an Exhibit to First Mid's Annual Report on Form 10-K for the year ended December 31, 2005 attached to this opinion letter.

     (f) Neither the execution and delivery by First Mid and Merger Co. of the Merger Agreement nor the consummation by First Mid and Merger Co. of the Merger Agreement requires any consents or approvals of, or filings or registrations with, any Governmental Authority (as such term is defined in the Merger Agreement), or with any third party, except such as have been obtained or made pursuant to the Merger Agreement.

     In rendering its opinion, such counsel may rely as to matters of fact upon such certificates of the officers of First Mid and Merger Co. or governmental officials as such counsel deems appropriate.

                                                                      Exhibit 99



                                  NEWS RELEASE
                                February 14, 2006

                              For Immediate Release

                       FIRST MID-ILLINOIS BANCSHARES, INC.

                          For more information contact:
                          William S. Rowland, Chairman
                                  217-258-0415



First Mid-Illinois Bancshares, Inc. today announced the signing of a definitive agreement to acquire Mansfield Bancorp, Inc. and its wholly owned subsidiary, Peoples State Bank of Mansfield. Peoples operates three banking locations in Mansfield, Mahomet and Weldon, all Illinois communities which are within First Mid's current service area.

As of December 31, 2005, Peoples had total assets $127 million, loans outstanding of $60 million, deposits of $111 million and equity of $15 million.

The acquisition is expected to close during the second quarter of 2006. The transaction is subject to certain conditions, including approval by Mansfield shareholders and regulatory approvals. The directors and officers of Mansfield and Peoples, who own a majority of the outstanding stock of Mansfield, have agreed to vote their shares in favor of the acquisition. Operational integration will begin immediately following closing of the transaction and is expected to be completed during the third quarter of 2006.

Bill Rowland, Chairman and CEO of First Mid said, "We are delighted to welcome the customers and employees of Peoples to the First Mid family. It is a profitable, well-managed bank, and the transaction is a fine opportunity for First Mid to grow its customer base and create value for our shareholders."

"Peoples represents a good cultural fit with First Mid," Rowland continued. "We have operated in communities such as Mansfield, Mahomet and Weldon for over 140 years and know how to provide state-of-the-art financial services from a community base and with a personal touch. I very much look forward to working with officers and employees of Peoples State Bank, who will join the First Mid team," Rowland said.

George Howe, the President of Mansfield and Peoples, added, "Our Board considered a number of options and concluded that this is a good transaction for our stockholders, customers and our communities. First Mid is an organization which will carry on our commitment to community banking within our markets. They will be able to add products and services which we have not been able to offer. We look forward to working with First Mid."

First Mid-Illinois Bancshares, Inc. is the parent company for First Mid-Illinois Bank & Trust, N.A., a community bank which provides banking services through 25 locations in 17 communities across Illinois. First Mid-Illinois Bank & Trust was originally chartered in 1865 as the 24th US National Bank and has since grown to nearly $850 million in assets and more than $450 million in Wealth Management relationships. First Mid provides full service client relationships through its insurance subsidiary The Checkley Agency, Inc. More information about First Mid is available at www.firstmid.com.